Exhibit 4.1

Kaiser Aluminum Corporation

as Issuer
4.5% CASH CONVERTIBLE SENIOR NOTES DUE 2015

INDENTURE

Dated as of March 29, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

i

     INDENTURE dated as of March 29, 2010, between Kaiser Aluminum Corporation, a Delaware corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (“Trustee”).
     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 4.5% Cash Convertible Senior Notes due 2015:
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01 Definitions.
     “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.
     “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal, state or non-U.S. law for the relief of debtors.
     “Bid Solicitation Agent” means the Trustee or such other Person as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit market bid quotations for the Notes in accordance with Section 10.01(b) hereof.
     “Bloomberg” means Bloomberg LLP and any successor Person serving a similar function.
     “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it.
     “Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

     “Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.
     “Close of Business” means 5:00 p.m., New York City time.
     “Common Stock” means the shares of the common stock of the Company, par value $0.01 per share, or any other shares of Capital Stock of the Company into which such shares of common stock will be reclassified or changed.
     “Company” means the party named as such in the first paragraph of this Indenture until a successor or assignee replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assignee.
     “Company Order” means a written request or order signed in the name of the Company by any Officer.
     “Conversion Rate” means, initially, 20.6949 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided herein.
     “Corporate Trust Office” means the corporate trust office of the Trustee at which at any time the trust created by this Indenture will be administered, which office at the date hereof is located at 707 Wilshire Blvd., 17th Floor, MAC Code: E2818-176, Los Angeles, CA 90017, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which such trust will be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     “Daily Settlement Amount” means, for any of the 50 VWAP Trading Days during a Settlement Averaging Period, an amount of cash equal to one-fiftieth (1/50th) of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.
     “Daily VWAP” means, except as provided otherwise in the definition of “Fundamental Change” in this Section 1.01 and in Section 10.07 hereof, for any of the 50 VWAP Trading Days during a Settlement Averaging Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KALU.UQ<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable at such time, the market value of one share of the Common Stock on such VWAP Trading Day, determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for the purpose of determining such price). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Definitive Notes” means Notes that are in registered definitive form.
     “Depositary” means DTC; provided that the Company may at any time appoint a successor to DTC.
     “DTC” means The Depository Trust Company.
     “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of such shares of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Free Trade Date” means the date that is one year after the last date of original issuance of the Notes.
     “Freely Tradable” means, with respect to any Notes, that such Notes (i) are eligible to be sold by a Person who is not an affiliate of the Company (within the meaning of Rule 144) and has not been an affiliate of the Company (within the meaning of Rule 144) during the immediately preceding three months without any volume or manner of sale restrictions under the Securities Act, (ii) do not bear a Restricted Notes Legend and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the applicable depositary; provided that clauses (ii) and (iii) will apply only after the Free Trade Date.
     “Free Transferability Certificate” means a certificate substantially in the form of Exhibit C.
     “Fundamental Change” means an event that will be deemed to occur if, after the Notes are issued, any of the following occurs:
          (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;
          (ii) the consummation of (A)(1) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination of the Common Stock or changes in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets or (2) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property (in each of clauses (1) or (2), other than any such transaction which is effected solely to change the Company’s jurisdiction of incorporation to another State within the United States of America or the District of Columbia and that results in a reclassification, conversion or exchange of the outstanding shares of Common Stock solely into shares of common stock of the surviving entity) or (B) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person; provided, however, that a transaction where the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, as a result of such transaction, directly or indirectly, more than 50% of all classes of the common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event will not be a Fundamental Change;
          (iii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
          (iv) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).
     Notwithstanding the foregoing, the occurrence of an event described in clause (ii) above will be deemed not to be a Fundamental Change if 90% or more of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares or pursuant to appraisal rights, in connection with the transaction or transactions described in clause (ii) above, consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (such securities, “Publicly Traded Securities”) and as a result of such transaction or transactions the Daily VWAP will be determined based solely on the value of such Publicly Traded Securities.
     For purposes of this definition of Fundamental Change, any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) of this definition of Fundamental Change will be deemed to be solely a Fundamental Change under clause (ii).
     “Global Note” means a permanent global note that is in the form of the Note attached hereto as Exhibit A and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.
     “Global Notes Legend” means the legend set forth as such in Exhibit A hereto.
     “Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Register.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.
     “Issue Date” means March 29, 2010.

     “Last Reported Sale Price” means, for the Common Stock or any other Capital Stock on any day, the closing sale price per share (or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid prices and the average last ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange, if any, on which the Common Stock or such other Capital Stock, as the case may be, is listed. If the Common Stock or such other Capital Stock, as the case may be, is not listed on a U.S. national or regional securities exchange on such day, the “Last Reported Sale Price” will mean the last quoted bid price for the Common Stock or such other Capital Stock, as the case may be, in the over-the-counter market on such day as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock or such other Capital Stock, as the case may be, is not so quoted on such day, the “Last Reported Sale Price” for such day will mean the average of the mid-point of the last bid price and the last ask price for the Common Stock or such other Capital Stock, as the case may be, on such day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. On and after the occurrence of a Merger Event, the Last Reported Sale Price means, for a Unit of Reference Property, on any day, the value of a Unit of Reference Property on such day as determined by the Board of Directors in a commercially reasonable manner.
     “Make-Whole Fundamental Change” means any event that would constitute a Fundamental Change as defined above in this Section 1.01 after giving effect to any and all exceptions to or exclusions from such definition, but disregarding the proviso in clause (ii) of such definition.
     “Maturity Date” means April 1, 2015.
     “Merger Valuation Period” means, for any Merger Event, the five consecutive Trading Day period immediately preceding, but not including, the effective date for such Merger Event.
     “Notes” means any of the Company’s 4.5% Cash Convertible Senior Notes due 2015 issued under this Indenture.
     “Officer” means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.
     “Officers’ Certificate” means a written certificate (i) containing the information specified in Sections 12.04 and 12.05 hereof, signed in the name of the Company by any two Officers, and delivered to the Trustee; and (ii) if given pursuant to Section 4.05 hereof, signed by the principal financial or accounting Officer of the Company, which certificate need not contain the information specified in Sections 12.04 and 12.05 hereof.
     “Open of Business” means 9:00 a.m., New York City time.
     “Opinion of Counsel” means a written opinion containing the information specified in Sections 12.04 and 12.05 hereof, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably satisfactory to the Trustee.

     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.
     “Preliminary Offering Memorandum” means the preliminary offering memorandum for the offering and sale of the Notes dated March 22, 2010.
     “Restricted Notes CUSIP” means CUSIP number 483007 AA8.
     “Restricted Notes Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.
     “Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means Business Day.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Settlement Averaging Period” means, with respect to any Note surrendered for conversion, (i) if the Conversion Date for such Note occurs prior to January 1, 2015, the 50 consecutive VWAP Trading Day period beginning on, and including, the third VWAP Trading Day immediately following such Conversion Date, and (ii) if the Conversion Date for such Note occurs on or after January 1, 2015, the 50 consecutive VWAP Trading Day period beginning on and including the 52nd Scheduled Trading Day immediately preceding the Maturity Date.
     “Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.
     “Stock Price” means, for any Make-Whole Fundamental Change, (i) if the consideration for such Make-Whole Fundamental Change is comprised entirely of cash and such Make-Whole Fundamental Change is described in clause (ii) of the definition of Fundamental Change, the amount of cash paid per share of the Common Stock in such Make-Whole Fundamental Change, and (ii) otherwise, the average of the Last Reported Sales Price of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change.

     “Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.
     “TIA” means the Trust Indenture Act of 1939 as in effect on the Issue Date; provided, however, that if the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.
     “Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then admitted for trading, and (ii) a Last Reported Sale Price of the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or admitted for trading, “Trading Day” means “Business Day.”
     “Trading Price” means, per $1,000 principal amount of Notes, for any day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such day from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent on such day but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained on such day by the Bid Solicitation Agent, then that one bid will be used. If, on such day, the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of Notes from a nationally recognized securities dealer, then the “Trading Price” per $1,000 principal amount of Notes will be deemed to be less than 98% of the Trading Price Product for such day. If, on any day, the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the “Trading Price” per $1,000 principal amount of the Notes on such day will be deemed to be less than 98% of the Trading Price Product for such date of determination.
     “Trust Officer” means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter hereunder, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, having direct responsibility for the administration of this Indenture.
     “Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence will likewise apply to any such subsequent successor or successors.
     “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

     “Unrestricted Notes CUSIP” means CUSIP number 483007 AB6.
     “Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes will have or might have voting power by reason of the happening of any contingency).
     “VWAP Market Disruption Event” means, on any Scheduled Trading Day for the Common Stock, (i) a failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, for more than one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange, if any, on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market, if any, on which the Common Stock is then listed or admitted for trading. If the Common Stock (or any other security for which a Daily VWAP must be determined) is not so listed or admitted for trading, “VWAP Trading Day” means a Scheduled Trading Day that is a Business Day.
     “Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares which will be deemed to include investments by foreign nationals mandated by applicable law) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.
     Section 1.02 Other Definitions.

Term Section:	Defined in:
“Act”	1.05
“Additional Interest”	4.04(c)
“Additional Shares”	10.06(a)
“Agent Members”	2.02(c)
“Clause A Distribution”	10.04(c)
“Clause B Distribution”	10.04(c)
“Clause C Distribution”	10.04(c)
“Conversion Agent”	2.06(a)
“Conversion Date”	10.02(a)
“Conversion Notice”	10.02(a)
“Corporate Event”	10.01(d)
“Defaulted Amount”	11.02(a)

Term Section:	Defined in:
“Default Interest”	11.02(a)
“Event of Default”	6.01(a)
“Extension Fee”	6.04(a)
“Fundamental Change Notice”	3.03(a)
“Fundamental Change Notice Date”	3.03(a)
“Fundamental Change Repurchase Date”	3.02(c)
“Fundamental Change Repurchase Notice”	3.04(a)
“Fundamental Change Repurchase Price”	3.02(b)
“Initial Dividend Threshold”	10.04(d)
“Interest Payment Date”	11.01
“Make-Whole Fundamental Change Effective Date”	10.06(a)
“Measurement Period”	10.01(b)
“Merger Common Stock”	10.07(a)
“Merger Event”	10.07(a)
“Merger Successor Corporation”	10.07(a)
“Multi-Clause Distribution”	10.04(c)
“Offer Valuation Period”	10.04(e)
“Paying Agent”	2.06(a)
“Publicly Traded Securities”	1.01
“Record Date”	11.01
“Reference Property”	10.07(a)
“Register”	2.08(a)
“Registrar”	2.06(a)
“Reorganization Event”	5.01
“Reorganization Successor Corporation”	5.01(a)
“Reporting Default”	6.04(a)
“Resale Restriction Termination Date”	2.11(b)
“Restricted Global Note”	2.11(b)
“Restricted Note”	2.10(a)
“Settlement Amount”	10.03(a)
“Special Interest”	4.04(b)
“Special Record Date”	11.02(a)
“Spin-off”	10.04(c)
“Temporary Notes”	2.13
“Trading Price Product”	10.01(b)
“transfer”	2.10(a)
“Trigger Event”	10.04(c)
“Unit of Reference Property”	10.07(a)
“Valuation Period”	10.04(c)
     Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     Section 1.04 Rules of Construction.
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it and will be construed in accordance with U.S. generally accepted accounting principles;
     (3) “or” is not exclusive;
     (4) “including” means including, without limitation;
     (5) words in the singular include the plural, and words in the plural include the singular;
     (6) all references to $, dollars, cash payments or money refer to United States currency; and
     (7) unless the context requires otherwise, all references to payments of interest on the Notes will include Additional Interest, Special Interest and the Extension Fee if any, payable in accordance with the terms of Sections 4.04 or 6.04 hereof, as applicable, hereof.
     Section 1.05 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.
     If the Company will solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes will be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.
ARTICLE 2
THE NOTES
     Section 2.01 Designation, Amount and Issuance of Notes. The Notes will be designated as “4.5% Cash Convertible Senior Notes due 2015.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $175,000,000, subject to Section 2.17 hereof and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.09, 2.12, 2.13, 3.07, 10.02 and 10.07 hereof.
     Section 2.02 Form of Notes.
     (a) General. The Notes will be substantially in the form of Exhibit A hereto, but may have any notations, legends or endorsements required by any applicable law (or regulation promulgated thereunder), stock exchange rule or usage, or any insertions, omissions or other variations otherwise permitted or required by this Indenture. Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Note, the Company will provide such notation, legend or endorsement, or such insertion, omission or other variation to the Trustee in writing.
     Each Note will bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto.
     Notes that are Global Notes will bear the Global Notes Legend set forth in Exhibit A hereto and the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
     Notes that are Restricted Notes will bear the Restricted Notes Legend set forth in Exhibit A hereto.
     The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling.
     (b) Initial and Subsequent Notes. The Notes initially will be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary. Except to the extent provided in Section 2.09(c) hereof, all Notes will be represented by one or more Global Notes.
     (c) Global Notes. Each Global Note will represent the principal amount of then outstanding Notes as will be specified therein and each Global Note will provide that it represents the aggregate principal amount of then outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased to reflect conversions, transfers, exchanges and repurchases by the Company.
     Only the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, may endorse a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, and the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, will make such endorsement whenever the Holder of such Global Note delivers instructions to the Trustee in accordance with Section 2.09 hereof and requiring such endorsement. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of any beneficial ownership interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
     Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act will have any rights under this Indenture with respect to any Global Note or under such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee, for all purposes, as the absolute owner and holder of such Global Note.
     The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes, and, notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any interest in any Note.
     Section 2.03 Denomination of Notes.
The Notes will be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.
     Section 2.04 Payments.
     (a) Global Notes. The Company will pay the principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to, or interest (including Additional Interest, Special Interest and the Extension Fee) on, any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date.
     (b) Definitive Notes. The Company will pay the principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to, or interest (including Additional Interest, Special Interest and the Extension Fee) on, any Note that is a Definitive Note to the Holder of such Note in cash at the office of the Paying Agent on the relevant payment date. The Company will pay interest (including any Additional Interest, Special Interest or the Extension Fee) on any Definitive Note to the Holder of such Note (i) if such Holder holds $5,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $5,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.
     Section 2.05 Execution and Authentication.
     (a) In General. A Note will be valid only if executed by the Company and authenticated by the Trustee.
     (b) Execution. A Note will be deemed to have been executed by the Company when an Officer signs such Note on behalf of the Company. The Officer’s signature may be manual or facsimile, and the validity of such Officer’s signature will not turn on whether such signatory remains an Officer at the time the Trustee authenticates such Note.
     (c) Authentication. A Note will be deemed authenticated when an authorized signatory of the Trustee manually signs the certificate of authentication on such Note. An authorized signatory of the Trustee will manually sign the certificate of authentication on a Note only if (i) the Company delivers such Note to the Trustee, (ii) such Note is validly executed by the Company in accordance with Section 2.05(b) hereof, and (iii) the Company delivers, before or with such Note, a Company Order setting forth (A) a request that the Trustee authenticate such Note; (B) the principal amount of such Note, (C) the name of the registered holder of such Note, (D) the date on which such Note is to be authenticated; and (E) any insertions, omissions or other variations, or notations, legends or endorsements permitted under Section 2.02 hereof and applicable to such Note. If the Company Order also specifies that the Trustee must deliver such Note to the registered Holder or the Depositary, the Trustee will promptly deliver such Note in accordance with such Company Order.
     The Trustee may appoint an authenticating agent. If the Trustee appoints an authenticating agent and such authenticating agent is reasonably acceptable to the Company, such authenticating agent may authenticate a Note whenever the Trustee may authenticate such Note; provided, however, that such authenticating agent may not authenticate any Notes pursuant to Section 2.13 hereof. For purposes of this provision, each reference in this Indenture to authentication by the Trustee will be deemed to include authentication by an authenticating agent, and an authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.
     Section 2.06 Registrar, Paying Agent and Conversion Agent.
     (a) General. The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where the Notes may be presented for payment (the “Paying Agent”), an office or agency where the Notes may be presented for conversion (the “Conversion Agent”) and an office or agency where notices to or upon the Company with respect to the Notes and this Indenture may be served. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. Before appointing any Registrar, Paying Agent or Conversion Agent that is not otherwise a party to this agreement, the Company will enter into an appropriate agency agreement with such Registrar, Paying Agent or Conversion Agent, as the case may be, which agency agreement will incorporate the TIA and implement the provisions of this Indenture that relate to such replacement or additional registrar, paying agent or conversion agent, as the case may be. The term Registrar includes any additional registrars. The term Paying Agent includes any additional paying agent named pursuant to this Indenture. The term Conversion Agent includes any additional conversion agent, including any named pursuant to this Indenture.
     (b) Initial Designations. The Company initially appoints the Trustee as each of the Registrar, the Paying Agent and the Conversion Agent and initially designates the Corporate

Trust Office as the office where Notes may be registered for transfer or exchange, presented for payment, or presented for conversion.
     If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee will act as such Registrar, Paying Agent or Conversion Agent and will be entitled to appropriate compensation therefor pursuant to Section 7.07 hereof. Either the Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as the Registrar, the Paying Agent or the Conversion Agent; provided, however, that upon any bankruptcy or reorganization proceedings relating to the Company or any Wholly-Owned Subsidiary, the Trustee will serve as the Paying Agent.
     (c) Removal and Resignation. The Company may remove any Registrar, Paying Agent or Conversion Agent by delivering written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided, however, that no such removal will become effective unless (i) after such removal, at least one Registrar, Paying Agent and Conversion Agent will remain; (ii) a successor has accepted appointment as Registrar, Paying Agent or Conversion Agent, as the case may be, the Company and such successor have entered into an agency agreement in accordance with Section 2.06(a) hereof, and the Company has delivered written notice of such appointment and a copy of such agency agreement to the Trustee, or (iii) the Company has delivered written notice to the Trustee that the Trustee will serve as the successor Registrar, Paying Agent or Conversion Agent, as the case may be, in accordance with Section 4.02 hereof. In addition, the Registrar, Paying Agent or the Conversion Agent may resign at any time by delivering written notice to the Company and the Trustee; provided, however, that the Trustee may resign as Registrar, Paying Agent or Conversion Agent only if the Trustee also resigns as Trustee in accordance with Section 7.08 hereof.
     Section 2.07 Money and Securities Held in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m., New York City time, on the due date for a payment with respect to the Notes, the Company will deposit with the Paying Agent an amount of money in immediately available funds, if deposited on the due date, and securities, if permitted by this Indenture, sufficient to make such payment on the date such payment is due.
     The Company will require that each Paying Agent other than the Trustee (if the Trustee is a Paying Agent) agree in writing that it will (i) segregate all money and securities it holds for making payments with respect to the Notes; (ii) hold such money and securities in trust for the benefit of Holders; and (iii) notify the Trustee, in writing, as promptly as practicable, if the Company defaults in making any payment on the Notes.
     While any such default is continuing, the Trustee, by delivering a written request to a Paying Agent, may require that such Paying Agent pay all of the money and securities it holds in trust to the Trustee. In addition, at any time, the Company may require a Paying Agent to pay to the Trustee all money and securities that it holds for making payments with respect to the Notes and to account for any money and securities it has disbursed. Upon complying with this Section, the Paying Agent will have no further liability for the money and securities delivered to the Trustee.

     Section 2.08 Holder Lists.
     (a) The Registrar will keep a register for the recordation of, and will record, the names and addresses of Holders, the Notes held by each Holder and the transfer, exchange and conversion of Notes (the “Register”). The entries in the Register will be conclusive, and the parties may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Indenture. The Register will be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.
     (b) The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and will otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee, promptly after each Record Date, and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, and the Company will otherwise comply with TIA §312(a).
     Section 2.09 Transfer and Exchange.
     (a) Provisions Applicable to All Transfers and Exchanges.
          (i) Subject to the restrictions set forth in this Section 2.09 hereof, Definitive Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.
          (ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
          (iii) No service charge will be imposed on any Holder of a Definitive Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.
          (iv) Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-registrar will be required to exchange or register a transfer of any Note (i) surrendered for conversion, except to the extent that any portion of such Note has not been surrendered for conversion, or (ii) subject to a Fundamental Change Repurchase Notice validly delivered pursuant to Section 3.04 hereof, except to the extent any portion of such Note is not subject to a Fundamental Change Repurchase Notice.
          (v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.09(c) hereof:
          (i) all Notes will be represented by one or more Global Notes;
          (ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.10 hereof); and
          (iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
     (c) Transfer and Exchange of Global Notes.
          (i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Definitive Notes if the Depositary delivers notice to the Company that:
               (A) the Depositary is unwilling or unable to continue to act as Depositary; or
               (B) the Depositary is no longer registered as a clearing agency under the Exchange Act;
and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.
     In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Company, in accordance with Section 2.05 hereof, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.05 hereof, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Definitive Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Definitive Notes are required to bear under Section 2.10 hereof.
          (ii) In addition, if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Definitive Notes by delivering a written request to the Registrar.

     In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.05 hereof, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.05 hereof, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Definitive Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Definitive Notes are required to bear under Section 2.10 hereof; and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.
     (d) Transfer and Exchange of Definitive Notes. If Definitive Notes are issued, a Holder may:
          (i) transfer a Definitive Note by: (A) surrendering such Definitive Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Definitive Note is a Restricted Note, delivering the transfer certificate attached hereto as Exhibit C and any other documentation that the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.10 hereof and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.05 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.05 hereof, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Notes, of any authorized denominations, having like aggregate principal amount and bearing any restrictive legends required by Section 2.10 hereof.
          (ii) exchange a Definitive Note for other Definitive Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02 hereof. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.05 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.05 hereof, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Definitive Notes are to bear under Section 2.10 hereof.
          (iii) transfer or exchange a Definitive Note for a beneficial interest in a Global Note by (A) surrendering such Definitive Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 4.02 hereof; (B) if such Definitive Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.10 hereof and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.09 and Section 2.10 hereof; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Definitive Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Definitive Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Definitive Note. If no Global Notes are then outstanding, the Company, in accordance with Section 2.05 hereof, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.05 hereof, authenticate, a new Global Note in the appropriate aggregate principal amount.
     Section 2.10 Transfer Restrictions.
     (a) Restricted Notes
          (i) Every Note (and all securities issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.10 hereof to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the Restricted Notes CUSIP unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company, and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note. As used in this Section 2.10 hereof, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note or any interest therein.
          (ii) Until the Free Trade Date, any Note (or any security issued in exchange therefor or substitution thereof) will bear the Restricted Notes Legend unless:
               (A) such Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;
               (B) such Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144), and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or
               (C) the Company delivers written notice to the Trustee and the Registrar stating that the Restricted Notes Legend may be removed from such Note.
          (iii) In addition, until the Free Trade Date:
               (A) no transfer of any Note will be registered by the Registrar prior to the Free Trade Date unless the transferring Holder delivers the form of assignment set forth on the Note, with the appropriate box checked, to the Trustee; and
               (B) the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that has been an affiliate of the Company (within the meaning of Rule 144) within the three months immediately preceding the date of such proposed transfer.
          (iv) On and after the Free Trade Date, any Note (or any security issued in exchange therefor or substitution thereof) will bear the Restricted Notes Legend at any time the Company reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.
     Section 2.11 Expiration of Restrictions.
     (a) Definitive Notes. Any Definitive Note (or any security issued in exchange or substitution therefor) that has been transferred, replaced or exchanged on or after the Free Trade Date or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.10 hereof. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.09 hereof and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.
     (b) Global Notes; Resale Restriction Termination Date.
          (i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.10 hereof.
          (ii) To effect such automatic exchange, the Company will (A) deliver to DTC an instruction letter for DTC’s mandatory exchange process at least 15 days immediately prior to the Free Trade Date and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Resale Restriction Termination Date.”

               (A) Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the Restricted Notes CUSIP will be deemed removed from each of such Global Notes and deemed replaced with the Unrestricted Notes CUSIP.
               (B) Promptly after the Resale Restriction Termination Date, the Company (or the Trustee upon instruction by the Company) will provide Bloomberg with a copy of the Free Transferability Certificate and will use reasonable efforts to cause Bloomberg to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are now identified by the Unrestricted Notes CUSIP.
          (iii) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Note to be identified by the Unrestricted Notes CUSIP in the facilities of the Depositary on the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.
          (iv) Notwithstanding anything to the contrary in Sections 2.11(b)(i), (ii) or (iii) hereof, the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.
     Section 2.12 Replacement Notes.
     If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that such Note has been lost, destroyed or stolen and the Holder provides evidence of the loss, theft or destruction satisfactory to the Company and the Trustee, the Company will issue, and the Trustee will authenticate, a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder will furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.
     Upon the issuance of any new Notes under this Section 2.12, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Note issued pursuant to this Section 2.12 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, will constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all benefits of (and will be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
     Section 2.13 Temporary Notes. Until Definitive Notes are ready for delivery, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee will, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed) (“Temporary Notes”). Temporary Notes will be issuable in any authorized denomination, and substantially in the form of Definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such Temporary Note will be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Definitive Notes. Without unreasonable delay the Company will prepare, execute and deliver to the Trustee or such authenticating agent Definitive Notes (other than any Global Note) and thereupon any or all Temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 hereof and the Trustee or such authenticating agent will authenticate and deliver in exchange for such Temporary Notes an equal aggregate principal amount of Definitive Notes. Such exchange will be made by the Company at its own expense and without any charge therefor. Until so exchanged, the Temporary Notes will in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Definitive Notes authenticated and delivered hereunder.
     Section 2.14 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Conversion Agent and the Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion, purchase, or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, conversion, purchase, payment or cancellation and will dispose of such Notes in its customary manner. The Company may not issue new Notes to replace Notes it has purchased, paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10 hereof.
     Section 2.15 Outstanding Notes. Notes outstanding at any time include and are limited to all Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii) those deemed not outstanding under this Section 2.15. If the Company or an Affiliate of the Company holds the Note, a Note does not cease to be outstanding; provided, however, that for purposes of determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor will be disregarded and deemed not to be outstanding. Subject to the foregoing, only Notes outstanding at the time of such determination will be considered in any such determination (including, determinations pursuant to Articles 6 and 9 hereof).
     If a Note is replaced pursuant to Section 2.12 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Fundamental Change Repurchase Date or on the Maturity Date, money sufficient to pay Notes payable on that date, then immediately after such Fundamental Change Repurchase Date or Maturity Date, as the case may be, such Notes will cease to be outstanding, interest (including Additional Interest, Special Interest and the Extension Fee), if any, on such Notes will cease to accrue and such Notes will cease to be convertible.
     If a Note is converted in accordance with Article 10 hereof, then from and after the time of conversion on the Conversion Date, such Note will cease to be outstanding and interest (including Additional Interest, Special Interest and the Extension Fee), if any, will cease to accrue on such Note.
     Section 2.16 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of principal, interest (including Additional Interest, Special Interest and the Extension Fee), if any, or payment of the Fundamental Change Repurchase Price, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee will be affected by notice to the contrary.
     Section 2.17 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.05 hereof, reopen this Indenture and increase the principal amount of the Notes by issuing additional Notes in the future pursuant to this Indenture with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that no such additional Notes may be issued unless they will be part of the same issue as the original Notes for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company will deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 12.05 hereof, as the Trustee will reasonably request. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without delivering prior notice to Holders.
     Section 2.18 CUSIPs. The Company, in issuing the Notes, will use restricted CUSIP and ISIN numbers (if then generally in use) for such Notes until the Restricted Notes Legend is removed from such Notes pursuant to Section 2.11 hereof. After the Restricted Notes Legend is removed from such Notes pursuant to Section 2.11 hereof, the Company will use an unrestricted CUSIP number for such Notes, but only with respect to the Notes from which the Restricted Notes Legend is so removed. The Trustee may use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that neither the Company nor the Trustee will have any responsibility for any defect in the CUSIP or ISIN number that appears on any Note, check, advice of payment or notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any action taken in connection with such a notice will not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, in writing, in the event of any change in the CUSIP or ISIN numbers.
ARTICLE 3
REDEMPTION AND REPURCHASES
     Section 3.01 No Company Right to Redeem. The Company will not have any right to redeem the Notes before the Maturity Date.
     Section 3.02 Fundamental Change Permits Holders to Require The Company to Repurchase the Notes.
     (a) General. If a Fundamental Change occurs, each Holder will have the right to require the Company to repurchase all, or any portion in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, of such Holder’s Notes on the Fundamental Change Repurchase Date for such Fundamental Change for an amount of cash equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date and such Notes.
     (b) Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means, for any Notes to be repurchased on any Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, on such Notes to, but excluding, such Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if a Fundamental Change Repurchase Date occurs after a Record Date, but on or prior to the Interest Payment Date corresponding to such Record Date, the Company will reduce the Fundamental Change Repurchase Price for any Notes on such Fundamental Change Repurchase Date by the amount of accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, payable on such Notes on such Interest Payment Date and instead pay such amount on such Interest Payment Date to the Holder of such Notes on such Record Date.
     (c) Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Company in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 calendar days, nor more than 35 calendar days, immediately following the Fundamental Change Notice Date for such Fundamental Change.
     Section 3.03 Fundamental Change Notice.
     (a) General. On or before the 20th calendar day immediately following the effective date of a Fundamental Change, the Company will deliver to each Holder (and to any beneficial owners, as required by applicable law), the Trustee and the Paying Agent written notice of such Fundamental Change and the resulting repurchase right (the “Fundamental Change Notice,” and the date of such notice, the “Fundamental Change Notice Date”). Simultaneously with delivering any Fundamental Change Notice to the Holders, the Trustee and the Paying Agent, the Company will issue a press release, or publish a notice on the Company’s website or through such other public medium as the Company may use at that time, containing the same information as such Fundamental Change Notice.
     For any Fundamental Change, the Fundamental Change Notice corresponding to such Fundamental Change will specify:
     (i) briefly, the events causing such Fundamental Change;
     (ii) the effective date of such Fundamental Change;
     (iii) the last date on which a Holder may exercise its right to require the Company to repurchase its Notes as a result of such Fundamental Change under this Article 3;
     (iv) the procedures that a Holder must follow to require the Company to repurchase a Note;
     (v) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;
     (vi) the Fundamental Change Repurchase Date for such Fundamental Change;
     (vii) that the Fundamental Change Repurchase Price for any Note for which a Fundamental Change Repurchase Notice has been duly tendered and not validly withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time such Note is surrendered for repurchase;
     (viii) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (ix) the Conversion Rate in effect on the Fundamental Change Notice Date for such Fundamental Change;
     (x) any adjustments that will be made to the Conversion Rate as a result of such Fundamental Change, including, any Additional Shares by which the Conversion Rate will be increased pursuant to Section 10.06 hereof for a Holder that converts a Note “in connection” with such Fundamental Change;
     (xi) that any Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;
     (xii) the procedures for withdrawing a Fundamental Change Repurchase Notice;
     (xiii) that if a Note or portion of a Note is subject to a validly delivered Fundamental Change Repurchase Notice, interest (including Additional Interest, Special

Interest and the Extension Fee), if any, on such Note or portion of a Note will cease to accrue on and after the Fundamental Change Repurchase Date unless the Company defaults in paying the Fundamental Change Repurchase Price for such Note; and
     (xiv) the CUSIP and ISIN number(s) of the Notes.
     (b) Failure or Defect. Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 3.
     Section 3.04 Fundamental Change Repurchase Notice.
     (a) General. To exercise its repurchase rights under Section 3.02(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change:
     (i) (A) if the Notes that such Holder is tendering for repurchase are Global Notes, a duly completed written notice in the form of the “Form of Fundamental Change Repurchase Notice” on the reverse side of the Notes, or (B) if the Notes that such Holder is tendering for repurchase are Definitive Notes, the duly completed “Form of Fundamental Change Repurchase Notice” on the reverse side of the Notes that such Holder is tendering for purchase (in either case (A) or case (B), such notice, a “Fundamental Change Repurchase Notice”); and
     (ii) the Notes that such Holder is tendering for purchase on such Fundamental Change Repurchase Date, (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Definitive Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent.
     (b) Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:
          (i) the portion of the principal amount of such Note that the Holder will deliver to be repurchased, which portion must be in a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof;
          (ii) that such Note will be repurchased by the Company pursuant to the provisions of this Article 3 hereof; and
          (iii) if such Note is a Definitive Note, the certificate number of such Note.
     If the Notes to be repurchased are Global Notes, the Fundamental Change Repurchase Notice for such Notes must comply with the Applicable Procedures.

     (c) Notice to Company. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such Fundamental Change Repurchase Notice.
     (d) Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms in all material aspects with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.
     Section 3.05 Withdrawal of Fundamental Change Repurchase Notice.
     (a) General. After a Holder delivers a Fundamental Change Repurchase Notice with respect to a Note, such Holder may withdraw such Fundamental Change Repurchase Notice with respect to such Note or any portion of such Note in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof by delivering a written notice of withdrawal before the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date to the Paying Agent in accordance with the procedures described in the Fundamental Change Notice for such Fundamental Change. Any such withdrawal notice must state:
     (i) the principal amount of the Notes with respect to which such notice of withdrawal pertains, which must equal $1,000 or an integral multiple of $1,000 in excess thereof;
     (ii) the principal amount of the Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must have a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof; and
     (iii) if the Notes with respect to which such Fundamental Change Repurchase Notice pertained were Definitive Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice.
     If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.
     (b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Note or a portion of a Definitive Note, return such Note or portion of a Note to such Holder, and (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest.
     (c) Notice to Company. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

     Section 3.06 Effect of Fundamental Change Repurchase Notice.
     (a) General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.05 hereof.
     (b) Timing of Payment. Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.05 hereof, to receive the Fundamental Change Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Definitive Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.
     (c) Effect of Deposit. If, as of the Fundamental Change Repurchase Date for any Fundamental Change, the Company, in accordance with Section 3.09 hereof, has deposited with the Paying Agent money sufficient to pay the Fundamental Change Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice validly delivered in accordance with Section 3.04 hereof and not validly withdrawn in accordance with Section 3.05 hereof, at the Close of Business on the Fundamental Change Repurchase Date:
     (i) every Note subject to such a Fundamental Change Repurchase Notice will cease to be outstanding and interest (including Additional Interest, Special Interest and the Extension Fee), if any, on such Notes will cease to accrue (regardless of whether such Notes were delivered to the Paying Agent or book-entry transfer has been made, as applicable); and
     (ii) all other rights of the Holders of such Notes with respect to such Notes (other than the right to receive payment of the Fundamental Change Repurchase Price upon delivery or transfer of such Notes) will terminate.
     Section 3.07 Notes Repurchased in Whole or in Part. If any Definitive Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact duly authorized in writing), whereupon the Company will execute, and the Trustee will authenticate and deliver, to the surrendering Holder, without a service charge, a new Note or Notes, of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Company will instruct the Registrar to decrease the principal amount of such Global Note by the principal amount repurchased. Any Notes that are purchased or owned by the

Company whether or not in connection with a Fundamental Change will be submitted to the Trustee for cancellation and will be duly retired by the Company.
     Section 3.08 Covenant to Comply With Notes Laws Upon Repurchase of Notes. In connection with any offer to purchase Notes under this Article 3, the Company will, to the extent applicable, (i) comply with Rule 13e-4 (or any successor provision) and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable U.S. federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 3.02 hereof in the time and in the manner specified in Sections 3.02 and 3.04 hereof.
     Section 3.09 Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 2.07 hereof) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that the Company is required to repurchase on such Fundamental Change Repurchase Date.
     Section 3.10 Covenant Not to Repurchase Notes Upon Certain Events of Default.
     (a) General. Notwithstanding anything to the contrary in this Article 3, the Company will not purchase any Notes under this Article 3 if the principal amount of the Notes has been accelerated and such acceleration has not been rescinded, unless the payment by the Company of the Fundamental Change Repurchase Price will cure such Event of Default that gave Holders the right to accelerate the principal amount of the Notes.
     (b) Deemed Withdrawals. If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly tendered in accordance with Section 3.04 hereof and has not been validly withdrawn in accordance with Section 3.05 hereof, and (ii) pursuant to this Section 3.10, the Company is not permitted to purchase Notes, the Paying Agent will deem such Fundamental Change Repurchase Notice withdrawn.
     (c) Return of Notes. If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Fundamental Change Repurchase Date, pursuant to this Section 3.10, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.
ARTICLE 4
COVENANTS
     Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, Fundamental Change Repurchase Price for, or Settlement Amount with respect to, and any accrued and unpaid interest (including Additional Interest, Special Interest and the

Extension Fee) on, the Notes on the dates and in the manner provided in this Indenture. Any principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to, or interest (including Additional Interest, Special Interest and the Extension Fee) on, a Note will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. New York City time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay such principal, Fundamental Change Repurchase Price, Settlement Amount or interest (including Additional Interest, Special Interest and the Extension Fee) then due. To the extent lawful, the Company will also pay Default Interest on any Defaulted Amounts in accordance with Section 11.02 hereof.
     Section 4.02 Maintenance of Office or Agency. The Company will maintain, in the continental United States, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, repurchase, or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee will initially be such office or agency for all of the aforesaid purposes. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the Corporate Trust Office of the Trustee). If at any time the Company failsl to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02 hereof.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     Section 4.03 144A Information. Whenever the Company is not subject to Sections 13 or 15(d) of the Exchange Act, if any Note constitutes a “restricted security” within the meaning of Rule 144 under the Securities Act, the Company will, upon the request of the Holder or beneficial owner of such Note, promptly furnish or cause to be furnished to such Holder, beneficial owner or any prospective purchaser designated by such Holder or beneficial owner, all of the information that such prospective purchaser is required to receive under Rule 144A(d)(4) of the Securities Act for such Note to be resold to such prospective purchasers under the exemption from registration provided by Rule 144A.
     Section 4.04 Reports.
     (a) General. The Company will deliver to the Trustee copies of all quarterly and annual reports that the Company is required to deliver to the SEC on Forms 10-Q and 10-K, and any other documents, information or other reports that the Company is required to file with the SEC under Section 13 or 15(d) of the Exchange Act within 15 days after the date on which the Company is required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act. Any document filed by the Company with the SEC via the EDGAR system will be deemed to be delivered to the Trustee at the time such document is filed via the EDGAR system; provided, however, that the Trustee will have no responsibility whatsoever to determine whether the Company has made any filing via the EDGAR system.
     Delivery of such quarterly and annual reports, and such other documents, information and other reports to the Trustee will be for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).
     (b) Special Interest. If, at any time during the six-month period beginning on, and including, the date that is six months after the Last Original Issue Date and ending on, and including, the Free Trade Date, the Company fails to timely file (after giving effect to any grace period provided by Rule 12b-25) any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K), or the Notes are not otherwise Freely Tradable, the Company will pay interest (the “Special Interest”) on the Notes, which Special Interest will accrue on each date during such period that the Notes are not Freely Tradable at a rate equal to (i) 0.25% per annum on the principal amount of Notes outstanding for each day during the period beginning on, and including, the date on which the notes failed to become, or ceased to be, Freely Tradable, and ending on the earlier of (A) the date on which the notes become Freely Tradable and (B) the 90th day immediately following, and including, the date on which such failure first occurred; and (ii) if such failure has not been cured prior to the 91st day immediately following the date on which such failure first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 91st day immediately following the date on which such failure first occurred, and ending on the earlier of (A) the date on which the notes become Freely Tradable and (B) the 180th day immediately following that date on which such failure first occurred.
     (c) Additional Interest. In addition, if the Restricted Notes Legend is not removed, or deemed removed, from the Notes on or before the Free Trade Date or the Notes are not otherwise Freely Tradable at all times on and after the Free Trade Date (or the next succeeding Business Day if the Free Trade Date is not a Business Day), the Company will pay additional interest (the “Additional Interest”) on the Notes at a rate equal to (i) 0.25% per annum on the principal amount of Notes outstanding for each day during the period beginning on, and including, the Free Trade Date, and ending on the earlier of (A) the date on which the Notes become Freely Tradable and (B) the 90th day immediately following, and including, the Free Trade Date; and (ii) if the Notes are not Freely Tradable prior to the 91st day immediately following, and including, the Free Trade Date, 0.50% per annum of the principal amount of then outstanding Notes until the Notes become Freely Tradable.
     (d) Notice to Trustee. If the Company is required to pay Additional Interest or Special Interest, no later than three Business Days prior to the date on which such Additional Interest or Special Interest is scheduled to be paid, the Company will provide to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) written notice of the Company’s obligation to pay such Additional Interest or Special Interest. Such notice will set forth the amount of Additional Interest or Special Interest the Company will pay on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment of such Additional Interest or Special Interest to the extent it receives funds from the Company to do so. The Trustee will not have any duty or responsibility to any Holder to determine whether Additional Interest or Special Interest is payable, or if Additional Interest or Special Interest is payable, the amount of Additional Interest or Special Interest payable.
     Section 4.05 Compliance Certificate.
     (a) Annual Compliance Certificate. Within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2010, the Company will deliver to the Trustee an Officers’ Certificate, which Officers’ Certificate will state (i) that the Officers signing such Officers’ Certificate have supervised a review of the activities of the Company and its Subsidiaries with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture during the preceding fiscal year, and (ii) to the best knowledge of each of the Officers signing such Officers’ Certificate, (A) whether the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) or, if one or more Defaults or Events of Default have occurred, what events triggered such Defaults or Events of Default and what actions the Company is taking or proposes to take with respect to such Defaults or Events of Default, and (B) whether any event has occurred and remains in existence by reason of which any payment of the principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to or interest (including Additional Interest, Special Interest and the Extension Fee) on, a Note is prohibited, and if any such event has occurred and remains in existence, a description of such event or events and what actions the Company is taking or proposes to take with respect to such event or events.
     (b) Certificate of Default or Event of Default. Within the 30 days after a Default or Event of Default occurs, the Company will deliver to the Trustee an Officers’ Certificate describing such Default or Event of Default and its status and explaining what action the Company is taking or proposes to take with respect to such Default or Event of Default.
     Section 4.06 Restriction on Purchases of the Notes by the Company and Affiliates of the Company. The Company agrees not to purchase or otherwise acquire Notes without cancelling them and will use commercially reasonable efforts not to permit any Person that is not an affiliate of the Company (within the meaning of Rule 144) but was an affiliate of the Company (within the meaning of Rule 144) within the immediately preceding three months to purchase or otherwise acquire Notes prior to the Free Trade Date; provided, however, that the Company will have no obligation to expend any funds to prevent such Person from purchasing or otherwise acquiring the Notes prior to the Free Trade Date.
     Section 4.07 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

     Section 4.08 Corporate Existence. Subject to Article 5 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:
     (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
     (b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
     Section 4.09 Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.
     Section 4.10 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 5
CONSOLIDATION, MERGER AND SALE OF ASSETS
     Section 5.01 Company May Consolidate, Merge or Sell Its Assets Only on Certain Terms. The Company will not, directly or indirectly, (1) consolidate or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to, any other Person (any such transaction, a “Reorganization Event”), unless:
     (a) either
          (i) the Company is the surviving corporation; or
          (ii) the resulting, surviving or transferee Person (if other than the Company) of such Reorganization Event (the “Reorganization Successor Corporation”):
               (A) is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia; and

               (B) expressly assumes, by executing and delivering a supplemental indenture to the Trustee that is reasonably satisfactory to the Trustee in accordance with Section 9.03 hereof, all of the obligations of the Company under the Notes and this Indenture;
     (b) immediately after giving effect to such Reorganization Event, no Default or Event of Default will have occurred and be continuing; and
     (c) if the Company is the surviving corporation, the Company, or if the resulting, surviving or transferee Person is not the Company, the Reorganization Successor Company, has delivered to the Trustee, before the effective date of such Reorganization Event, an Officers’ Certificate and an Opinion of Counsel, each stating that:
          (i) such consolidation, merger, conveyance, sale, transfer or lease and such supplemental indenture comply with Section 5.01(a) hereof; and
          (ii) all conditions precedent to such consolidation, merger, conveyance, sale, transfer or lease provided in this Indenture have been satisfied.
     Section 5.02 Successor Substituted. If any Reorganization Event occurs that complies with Section 5.01(a)(ii) and 5.01(b) hereof, and the Reorganization Successor Corporation for such Reorganization Event has complied with Section 5.01(c) hereof:
     (a) from and after the date of such Reorganization Event, such Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company had been named as the Company herein; and
     (b) except in the case of a Reorganization Event that is a lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that will thereafter have become such in the manner prescribed in this Article 5 will be released from its obligations under this Indenture and may be dissolved, wound up and liquidated at any time.
ARTICLE 6
DEFAULTS AND REMEDIES
     Section 6.01 Events of Default.
     (a) General. Each of the following events will be an “Event of Default”:
          (i) the Company defaults in the payment of any interest (including Additional Interest, Special Interest or Extension Fee, if any) on any Note when due and payable and such default continues for a period of 30 days;
          (ii) the Company defaults in the payment of the principal of any Note when due and payable at the Maturity Date, upon any Fundamental Change Repurchase Date, upon any declaration of acceleration or otherwise;

          (iii) the Company fails to comply with its obligations under this Indenture to convert the Notes into cash upon a Holder’s exercise of its conversion rights and such failure continues for a period of five business days immediately following the date on which the Company was obligated to pay such Holder the Settlement Amount with respect to its Notes;
          (iv) the Company fails to give notice required under Section 3.03 or Sections 10.01(c) or (d) hereof;
          (v) the Company fails to comply with its obligations under Article 5 hereof;
          (vi) the Company fails to comply with any agreement of the Company in this Indenture or the Notes (other than a covenant or agreement specifically addressed in clauses (i) through (v) above) and such failure continues for a period of 60 days after the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding deliver notice of such failure to the Company;
          (vii) the Company or any of its Subsidiaries, except DCO Management, LLC, defaults under any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness exists as of the Issue Date or is later created, if that event of default:
     (A) results in such indebtedness becoming declared due and payable; or
     (B) constitutes the failure to pay the principal and/or interest of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; and
     (C) in either case, such indebtedness is not discharged, or such acceleration is not rescinded, stayed or annulled, during the first 30 days immediately following the date on which such indebtedness became due and payable.
          (viii) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property;
     (D) makes a general assignment for the benefit of its creditors; or

     (E) takes any comparable action under any foreign laws relating to insolvency; or
          (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
     (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for any substantial part of its or any of its Significant Subsidiaries’ property;
     (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or
     (D) grants any similar relief under any foreign laws;
and, in each such case, the order or decree remains unstayed and in effect for 60 days; and
          (x) a final judgment for the payment of $20,000,000 or more (excluding any amounts covered by insurance) is rendered against the Company or any of its Subsidiaries, except DCO Management, LLC, and such judgment is not discharged or stayed within 60 days after (i) the date on which all rights to appeal such judgment have been extinguished, or (ii) if no appeal of such judgment has commenced, the date on which the right to appeal such judgment expires.
     (b) Cause Irrelevant. Each of the events enumerated in Section 6.01(a) hereof will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     Section 6.02 Acceleration.
     (a) Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Sections 6.01(viii) or 6.01(ix) hereof occurs with respect to the Company, the principal amount of, and all accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, on, all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.
     (b) Optional Acceleration. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount of, and all accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, on all then outstanding Notes immediately due and payable by delivering written notice to the Company, and upon such declaration, the principal amount of, and all accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, on all then outstanding Notes will immediately become due and payable.

     (c) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may, on behalf of the Holders of all of the then outstanding Notes, rescind any acceleration of the Notes and its consequences hereunder by delivering notice to the Trustee if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, or interest (including Additional Interest, Special Interest and the Extension Fee) if any, on the Notes, that has become due solely as a result of acceleration, have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, or payment of the Fundamental Change Repurchase Price on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 6.04 Sole Remedy for Failure to Report.
     (a) General. Notwithstanding anything to the contrary in the Notes or in this Indenture, the Company may elect that the sole remedy for any Event of Default specified in Section 6.01(a)(vi) hereof relating to the Company’s failure to file reports with the Trustee as required under Section 4.04(a) hereof (a “Reporting Default”) will, for the 180 day period beginning on, and including, the date on which such Reporting Default first occurred, consist of the right to receive additional interest (the “Extension Fee”) on the Notes at a rate equal to:
          (i) 0.25% per annum during the period beginning on the date on which such Reporting Default first occurred and ending on the earlier of (A) the date on which such Reporting Default is cured or validly waived under Section 6.05 hereof and (B) the 90th day immediately following, and including, the date on which such Reporting Default first occurred; and
          (ii) if such Reporting Default has not been cured or validly waived under Section 6.05 hereof prior to the 91st day immediately following the date on which such Reporting Default first occurred, 0.50% per annum during the period beginning on the 91st day immediately following the date on which such Reporting Default first occurred and ending on the earlier of (A) the date on which such Reporting Default is cured or validly waived under Section 6.05 hereof and (B) the 180th day immediately following, and including, the date on which such Reporting Default first occurred.
     Such Extension Fee will accrue in addition to any Additional Interest that the Company is required to pay under Section 4.03 hereof and will be payable on the same date and in the same manner as stated interest payable on the Notes, and if, on the 181st day immediately following, and including, the date on which such Reporting Default first occurred, such Reporting Default has not been cured or validly waived under Section 6.05 hereof, the Notes will immediately become subject to acceleration under Section 6.02(a) hereof on account of such Reporting Default.
     (b) Company Election Notice. To elect to pay the Extension Fee as the sole remedy for a Reporting Default, the Company must deliver notice of such election to the Holders, the Paying Agent and the Trustee prior to the date on which such Reporting Default first occurs. Any such notice must include a brief description of the Reporting Default with respect to which the Company is electing to pay the Extension Fee and the date on which such Reporting Default will occur.
     If the Company fails to timely deliver such notice with respect to any Reporting Default, the Notes will immediately be subject to acceleration under Section 6.02(a) hereof on account of such Reporting Default.
     (c) Other Events of Default. Notwithstanding anything to the contrary herein, if the Company elects to pay the Extension Fee with respect to any Reporting Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Default.
     Section 6.05 Waiver of Past Defaults. If an Event of Default or a Default, other than (a) an Event of Default described in Sections 6.01(a)(i), 6.01(a)(ii) or 6.01(a)(iii) hereof or (b) a Default that would lead to such an Event of Default, occurs and is continuing, the Holders of a majority in aggregate principal amount of the then outstanding Notes may waive such Event of Default or Default and all of its consequences hereunder. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.
     Section 6.06 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 hereof, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.
     Section 6.07 Limitation on Suits. Except to enforce its rights to receive the principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to, or interest

(including Additional Interest, Special Interest and the Extension Fee), if any, on, a Note, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:
     (a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;
     (b) the Holders of at least 25% of the aggregate principal amount of then outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;
     (c) such Holder or Holders have offered and, if requested, provided, to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;
     (d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and
     (e) during such 60-day period, the Holders of a majority of the aggregate principal amount of then outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.
     A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.
     Section 6.08 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to, or accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, on, its Note, on or after the respective due date, or to bring suit for the enforcement of any such payment on or after the respective due date, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.
     Section 6.09 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(a)(iii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and interest (including Additional Interest, Special Interest and the Extension Fee), if any, on, the Notes, and, to the extent lawful, any Default Interest thereon, and such further amount as is sufficient to cover the costs and expenses of collection described provided for under Section 7.07 hereof.
     Section 6.10 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.11 Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:
     FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
     SECOND: to the Holders for amounts due and unpaid on the Notes for principal, accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, and any Fundamental Change Repurchase Price, if any, and Settlement Amount, if any, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and
     THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs
     The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.11. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.
     Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 hereof or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE
     Section 7.01 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Except during the continuance of an Event of Default:
          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that, except in the case of any certificates or opinions that are specifically required under this Indenture to be furnished to the Trustee, in which case the Trustee will examine such certificates and opinions to determine whether they conform to the requirements set forth in this Indenture (but not to confirm or investigate the accuracy of any mathematical calculations or facts stated therein), the Trustee will be under a duty to examine such certificates or opinions to determine whether they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of Section 7.01(b) hereof;
          (ii) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 12.04 or 12.05 hereof.
     (d) Whether herein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(a), (b) and (c) hereof.
     (e) The Trustee will not be liable for interest on any money received by it or risk or expend any of its own funds.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee will be subject to the provisions of this Article 7 and to the provisions of the TIA, and the provisions of this Article 7 will apply to the Trustee, Registrar, Paying Agent and Conversion Agent.
     (i) The Trustee will not be deemed to have notice of a Default or an Event of Default unless (i) a Trust Officer of the Trustee has received written notice at its Corporate Trust Office thereof from the Company or any Holder or (ii) a Trust Officer has actual knowledge thereof.
     Section 7.02 Rights of Trustee.
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and at the expense of the Company, and will incur no liability of any kind by reason of such inquiry or investigation.
     (b) Before the Trustee acts or refrains from acting (except in connection with an application for authorization of Notes pursuant to Section 2.05 hereof), it may require an Officers’ Certificate and an Opinion of Counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
     (c) The Trustee may act through agents, attorneys or custodians and will not be responsible for the misconduct or negligence of any agent, attorney or custodian appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
     (e) The Trustee may consult with counsel of its own selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The permissive rights of the Trustee to do things enumerated in this Indenture will not be construed as a duty unless so specified herein.
     (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including, the Registrar, Paying Agents and Conversion Agent.
     (i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
     (j) In no event will the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (k) The Trustee will not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest it must eliminate the conflict within 90 days, if this Indenture has been qualified under the TIA, apply to the SEC to continue as trustee, or resign. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.
     Section 7.04 Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it will not be accountable for the Company’s use of the proceeds from the Notes, and it will not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
     Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing, the Trustee will mail to each Holder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee; provided, however, that except in the case of a Default described in Section 6.01(a)(i), 6.01(a)(ii) or 6.01(iii) hereof, the Trustee may withhold the notice if and so long as a committee of its Trust

Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 will be in lieu of the proviso to TIA Section 315(b) and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.
     Section 7.06 Reports by Trustee to Holders. Within 120 days of each December 31, commencing on December 31, 2010, and for so long as any Notes remain outstanding, the Trustee will mail to each Holder a brief report dated as of December 31 of such year that complies with TIA Section 313(a), if and to the extent required by such subsection. The Trustee will also comply with TIA Section 313(b). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).
     A copy of each report at the time of its mailing to Holders will be mailed by the Trustee to the Company and filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee, in writing, whenever the Notes become listed on any stock exchange and of any delisting thereof.
     Section 7.07 Compensation and Indemnity.
     (a) The Company will pay to the Trustee from time to time such compensation as will be agreed upon from time to time in writing for its services. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket fees and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses will include the reasonable compensation, fees and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company will fully indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person). The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company of any claim for which it may seek indemnity of which a Trust Officer has actually received written notice will not relieve the Company of its obligations hereunder except to the extent such failure will have materially prejudiced the Company. The Company will defend the claim and the Trustee will cooperate in the defense. If the Trustee is advised by counsel in writing that it may have available to it defenses which are in conflict with the defenses available to the Company, then the Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder the Trustee will extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.
     (b) To secure the Company’s payment obligations under this Section 7.07, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay the principal, accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, or payment of the Fundamental Change Repurchase Price on particular Notes.
     (c) The Company’s payment obligations pursuant to this Section 7.07 will survive the resignation or removal of the Trustee and the discharge of this Indenture. If the Trustee incurs expenses after the occurrence of a Default specified in Sections 6.01(viii) or 6.01(ix) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     Section 7.08 Replacement of Trustee.
     (a) The Trustee may resign at any time by notifying the Company in writing at least 30 days prior to the proposed resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by notifying the Trustee in writing. The Company may remove the Trustee if:
          (i) the Trustee fails to comply with Section 7.10 hereof;
          (ii) the Trustee is adjudged bankrupt or insolvent;
          (iii) a receiver or other public officer takes charge of the Trustee or its property; or
          (iv) the Trustee otherwise becomes incapable of acting.
     (b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Notes then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company will promptly appoint a successor Trustee.
     (c) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will upon payment of all of its costs and the costs of its agents and counsel promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 hereof.
     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.
     (e) If the Trustee, after written request by any Holder, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.
     Section 7.09 Successor Trustee by Merger.
     (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act will be the successor Trustee.
     (b) In case at the time such successor or successors by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture, any of the Notes have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes have not been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee.
     Section 7.10 Eligibility; Disqualification. The Trustee will at all times satisfy the requirements of TIA Section 310(a). The Trustee will have (or, in the case of a corporation included in a bank holding company system, the related bank holding company will have) a combined capital and surplus of at least $100,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee will comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there will be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.
     Section 7.11 Preferential Collection of Claims Against Company. The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated therein.
     Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action will be taken or such omission will be effective. The Trustee will not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date will not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer has consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of any omission), the Trustee has received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 8
SATISFACTION AND DISCHARGE
     Section 8.01 Discharge of Liability on Notes. When (a)(i) the Company delivers to the Registrar all outstanding Notes (other than Notes replaced pursuant to Section 2.11 hereof) for cancellation or (ii) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.11 hereof), (b) the Company pays all other sums payable by it under this Indenture with respect to the then outstanding Notes and (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all of the applicable conditions precedent to the discharge of this Indenture described in this section have been satisfied, subject to Section 7.07 hereof, this Indenture will cease to be of further effect with respect to the Notes and the Holders and the Trustee will acknowledge the satisfaction and discharge of this Indenture with respect to the Notes.
     Notwithstanding the satisfaction and discharge of this Indenture, (i) any obligation of the Company to any Holder under Article 10 hereof with respect to the conversion of any Note or to the Trustee under Section 7 hereof with respect to compensation or indemnity, and (ii) any obligation of the Trustee with respect to money deposited with the Trustee under this Article 8 and Section 11.02 hereof will survive.
     Section 8.02 Repayment to the Company. Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Company, will promptly turn over to the Company any cash held for a payment on the Notes that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash to the Company, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and any Holder entitled to the payment of such cash under the Notes or this Indenture must look to the Company for payment as general creditor of the Company.
ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 9.01 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder to:
     (a) cure any ambiguity, omission, defect or inconsistency in this Indenture or in the Notes that does not adversely affect Holders;
     (b) provide for the assumption of the Company’s obligations under this Indenture and under the Notes by a Reorganization Successor Corporation as described in Article 5 hereof;
     (c) add guarantees with respect to the Company’s obligations under the Notes;
     (d) secure the Notes;

     (e) add to the Company’s covenants for the benefit of the Holders;
     (f) surrender any right or power conferred upon the Company under the Indenture or the Notes;
     (g) make any change that does not adversely affect the rights of any Holder;
     (h) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or
     (i) conform the provisions of this Indenture to the “Description of Notes” section of the Preliminary Offering Memorandum or to provide for changes contemplated by such section.
     Section 9.02 With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (including, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may amend or supplement this Indenture or the Notes; provided, however, that, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes may:
     (a) reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment of this Indenture;
     (b) reduce the rate of or extend the stated time for payment of interest (including any Additional Interest, Special Interest or Extension Fee) on any Note;
     (c) reduce the principal amount or extend the Maturity Date of any Note;
     (d) make any change that impairs or adversely affects the conversion rights of any Holder under Article 10 hereof;
     (e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments;
     (f) make any Note payable in a currency other than that stated in the Note;
     (g) change the ranking of the Notes;
     (h) impair the right of any Holder to receive payment of the principal of, and interest (including Additional Interest, Special Interest or Extension Fee), if any, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or
     (i) make any change to this Section 9.02.

     It will not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.
     Section 9.03 Execution of Supplemental Indentures. Upon the request of the Company, the Trustee will sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee under this Indenture. If the supplemental indenture adversely affects the Trustee’s rights, duties, liabilities or immunities under this Indenture, then the Trustee may, but need not, sign such supplemental indenture. In executing any such supplemental indenture, the Trustee will be provided with, and, subject to the provisions of Section 7.01 hereof, will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized and permitted under this Indenture.
     Section 9.04 Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to Sections 9.01 or 9.02 hereof becomes effective, the Company will mail to each Holder a notice briefly describing such amendment or supplement to this Indenture. The failure to deliver such notice, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.
     Section 9.05 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, (a) this Indenture will be modified in accordance therewith, (b) such supplemental indenture will form a part of this Indenture for all purposes, and (c) every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby.
     Section 9.06 Revocation and Effect of Consents, Waivers and Actions.
     (a) Revocation. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.
     (b) Record Dates. The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent will be valid or effective for more than 120 days after such record date.
     (c) Binding Effect. After an amendment, supplement or waiver becomes effective, it will bind every applicable Holder. Any amendment or supplement will become effective in accordance with the terms of the supplemental indenture relating thereto, which will become effective upon the execution thereof by the Trustee.
     Section 9.07 Notation on, or Exchange of, Notes. If any amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will issue and the Trustee will authenticate a new Note that reflects the changed terms.
ARTICLE 10
CONVERSIONS
     Section 10.01 Right to Convert. Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder’s option, to convert the principal amount of its Notes, or any portion of such principal amount that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash determined in accordance with Section 10.03, (x) at any time prior to the Close of Business on the Business Day immediately preceding January 1, 2015, only upon satisfaction of one or more of the conditions described in clauses (a) through (d) below and, (y) on or after January 1, 2015, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, without regard to the conditions described in clauses (a) through (d) below:
     (a) Common Stock Sale Price Condition. Prior to the Close of Business on the Business Day immediately preceding January 1, 2015, a Holder may surrender all or a portion of its Notes in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof for conversion into cash during any calendar quarter (and only during such calendar quarter) commencing after June 30, 2010, if, for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding calendar quarter, the Last Reported Sale Price of the Common Stock is greater than 130% of the Conversion Price on such Trading Day. If the Notes become convertible in accordance with this Section 10.01(a), as promptly as practicable, the Company will notify the Holders that the condition to conversion described in this Section 10.01(a) has been satisfied.
     (b) Trading Price Condition. Prior to the Close of Business on the Business Day immediately preceding January 1, 2015, a Holder may surrender all or a portion of its Notes in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof for conversion into cash during the five consecutive Business Day period immediately following any five consecutive Trading Day period (the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in the immediately following paragraph was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day (for any Trading Day, the “Trading Price Product”).
     Unless the Company requests that the Bid Solicitation Agent determine the Trading Price of the Notes, the Bid Solicitation Agent will have no obligation to determine the Trading Price of the Notes, and unless a Holder (x) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on the immediately following Trading Day will be less than 98% of the Trading Price Product for such immediately following Trading Day and (y) requests that the Company require the Bid Solicitation Agent to begin determining the Trading Price of the Notes on the immediately following Trading Day as provided in the immediately following paragraph of this Section 10.01(b), the Company will have no obligation to request that the Bid Solicitation Agent begin to determine the Trading Price of the Notes on such Trading Day as provided in the immediately following paragraph of this Section 10.01(b).
     Upon receipt from a Holder of such evidence and such a request, the Company will promptly instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company will determine) the Trading Price of the Notes beginning on the immediately following Trading Day and on each successive Trading Day until a Trading Day occurs in which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day.
     As promptly as practicable after the condition to conversion described in this Section 10.01(b) has been met, the Company will notify the Holders of the Trading Price during the Measurement Period that caused such condition to be met and of the Holders’ right to convert their Notes in accordance with this Section 10.01(b). On the first Trading Day thereafter on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to 98% of the Trading Price Product for such Trading Day, as promptly as practicable, the Company will notify the Holders of such Trading Price and that the condition to conversion described in this Section 10.01(b) is no longer satisfied.
     (c) If the Company elects to:
          (i) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling such holders, for a period of not more than 45 calendar days after the issuance date of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance of rights, options or warrants; or
          (ii) distribute to all or substantially all holders of the Common Stock the Company’s assets or debt securities, or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution;
then, in each case, at least 55 Scheduled Trading Days immediately prior to the Ex-Dividend Date for such issuance or distribution, the Company will mail notice to the Holders describing such issuance or distribution, the Holders’ rights to convert their Notes in accordance with this Section 10.01(c), the Conversion Rate in effect on the date the Company mails such notice, any adjustments to the Conversion Rate that must be made pursuant to Section 10.07 hereof as a result of such issuance or distribution, and the effective date for any such adjustments. Once the

Company has given such notice, a Holder may surrender all or a portion of its Notes in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for the issuance or distribution or (y) the Company’s announcement that such issuance or distribution will not take place.
     (d) Certain Corporate Events. If (x) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Article 3 hereof, or (y) the Company is a party to a transfer or lease of all or substantially all of the Company’s assets, or to a consolidation, merger, or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other assets (in either case (x) or case (y), a “Corporate Event”), then a Holder may surrender all or a portion of its Notes for conversion at any time from and after the later of (A) the effective date of such Corporate Event and (B) the Business Day immediately following the date on which the Company delivers notice to the Holders of such Corporate Event until the earlier of (A) the Close of Business on the second Scheduled Trading Day immediate preceding the Maturity Date and (B)(I) if such Corporate Event also constitutes a Fundamental Change, the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change, and (II) the 35th Trading Day immediately following the effective date of such Corporate Event. The Company will deliver notice of a Corporate Event as promptly as practicable following the date on which it publicly announces such Corporate Event, but in no event later than the effective date of such Corporate Event; provided, however, that if the Company does not have knowledge of a Corporate Event on or prior to its effective date, the Company will deliver notice of such Corporate Event within five Business Days after receiving notice, or otherwise becoming aware of, such Corporate Event. Any such notice of a Corporate Event will include a brief description of such Corporate Event and the conversion right provided by this Section 10.01(d) and state the anticipated effective date of such Corporate Event (or, if such notice is delivered after such Corporate Event becomes effective, the effective date of such Corporate Event). If the Company delivers to the Trustee and the Holders notice of a Corporate Event before such Corporate Event becomes effective, and such Corporate Event fails to become effective, the Company will deliver to the Trustee and the Holders a second notice, which notice will state that such Corporate Event failed to become effective and whether the Holders may still convert their Notes pursuant to any other provision of this Indenture.
     Section 10.02 Conversion Procedures.
     (a) General. To convert all or a portion of a Note, the Holder of such Note must:
     (i) pay any funds required under Section 10.02(c)(i);
     (ii) pay any taxes or duties required under Section 10.02(c)(ii); and
     (iii) if such Note is a Global Note, (A) complete any instruction form required by the Depositary to effect the conversion of such beneficial interest under the Applicable Procedures; and (B) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to convert such beneficial interest; or

     (iv) if such Note is a Definitive Note, (A) complete and manually sign the conversion notice provided on the back of such Note or a facsimile of such notice (the “Conversion Notice”); (B) deliver such Note and the Conversion Notice for such Note to the Conversion Agent; and (C) furnish any endorsements and transfer documents reasonably required by the Company, the Trustee or Conversion Agent.
     The first Business Day on which a Holder satisfies the requirements set forth in clauses (i) through (iv) above with respect to a Note and on which such conversion is not otherwise prohibited pursuant to this Indenture, will be the conversion date (the “Conversion Date”) for such Note. If, at any time, the last date on which any Note may be converted is not a Business Day, such Note may be converted on the immediately following Business Day.
     (b) Holder of Record; Conversions in Part. If a Holder surrenders the entire principal amount of a Note for conversion, as of the Conversion Date for such Note, such Person will no longer be the Holder of such Note.
     If a Holder surrenders only a portion of a Definitive Note for conversion, promptly after the Conversion Date for such portion, the Company, in accordance with Section 2.05 hereof, will execute, and the Trustee, will, in accordance with Section 2.05 hereof, authenticate and deliver to such Holder, a new Definitive Note or new Definitive Notes in an authorized denomination or authorized denominations equal to the aggregate principal amount of the unconverted portion of such Definitive Note. Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the converted beneficial interest. If the Trustee is not the Conversion Agent at the time of any conversion, the Company will promptly notify the Trustee in writing of such conversion.
     (c) Additional Conversion Requirements.
     (i) If a Holder surrenders a Note for conversion after the Close of Business on any Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest (including any Additional Interest, Special Interest and Extension Fee), if any, that will be payable on such Note on such Interest Payment Date; provided, however, that a Holder need not make such payment (A) if the Company has specified a Fundamental Change Repurchase Date that is after the Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, (B) to the extent of any overdue interest on the Note, if any overdue interest exists at the time of conversion, or (C) if the Holder surrenders the Note after the Close of Business on the last Record Date immediately preceding the Maturity Date.
     (ii) If a Holder surrenders a Note for conversion, and any tax or duty is due because such Holder requests that the amount of cash due upon conversion of such Note be paid to a Person other than such Holder, such Holder will pay such tax or duty, as applicable, and the Conversion Agent, until having received a sum sufficient to pay such tax or duty, as applicable, may refuse to make such payment to any Person other than such Holder.
     Section 10.03 Payments Upon Conversion.
     (a) Settlement Amount. Except as set forth in Section 10.06 hereof, if a Holder surrenders all or a portion of a Note for conversion, the Company will deliver to such Holder, on the third Business Day immediately following the last VWAP Trading Day of the Settlement Averaging Period for such Note, in respect of each $1,000 principal amount of such Note surrendered for conversion, an amount of cash (the “Settlement Amount”) equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive VWAP Trading Days in the Settlement Averaging Period for such Note.
     (b) No Adjustment to Interest. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on the Note. In addition, except to the extent provided in Sections 11.01 and 11.02 hereof, the Company will not make any cash payment to such Holder for any accrued and unpaid interest on the Note, and the Company’s delivery to such Holder of the amount of cash into which such Holder’s Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay to such Holder (i) the principal amount of such converted Note and (ii) any accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee, but not Default Interest), if any, on such converted Note. As a result, except to the extent specified in Sections 11.01 and 11.02 hereof, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
     (c) Notices. Upon the conversion of any Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following the Conversion Date for such Note, provide the Company and the Trustee, if not then the Conversion Agent, with notice of such conversion.
     On the first Business Day immediately following the last VWAP Trading Day of the Settlement Averaging Period for any Note, the Company will deliver written notice to the Conversion Agent and the Trustee stating (A) the Daily Settlement Amounts for each VWAP Trading Day in such Settlement Averaging Period and (B) the amount of cash that the Company is obligated to deliver to satisfy its conversion obligation with respect to such Note.
     Section 10.04 Adjustment of Conversion Rate. The Company will adjust Conversion Rate from time to time as described in this Section 10.04, except that the Company will not be obligated to make any adjustments to the Conversion Rate upon the occurrence of any of the transactions described in this Section 10.04 (other than in a share split or share combination) for any Holder that, solely as a result of holding Notes, participates in such transaction at the same time and upon the same terms as a holder of a number of shares of the Common Stock equal to (x) the product of (A) the Conversion Rate on the record date for such transaction and (B) aggregate principal amount of Notes held by such Holder on such record date, divided by (y) $1,000, and rounded up to the nearest whole number.

     (a) Stock Dividends and Share Splits. If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or if the Company effects a share split of the Common Stock or a share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 10.04(a) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate will be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.
     (b) Rights, Options, and Warrants. If the Company issues to all or substantially all holders of its outstanding Common Stock rights, options or warrants entitling such holders for a period of not more than 45 calendar days after the issuance date of such rights, options, or warrants to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

     where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise or convert such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 10.04(b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance of rights, options or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate will be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.
     For purposes of this Section 10.04(b), in determining whether any rights, options or warrants entitle holders of the Common Stock to subscribe for or purchase shares of Common Stock at a price less than such average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there will be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) Spin-offs and Other Distributed Property.
          (i) If the Company, by dividend or otherwise, distributes to all or substantially all holders of the Common Stock shares of the Capital Stock of the Company, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, other than:

     (A) dividends, distributions, rights, options or warrants for which an adjustment was effected pursuant to Section 10.04(a) hereof or Section 10.04(b) hereof, as applicable;
     (B) dividends or distributions paid exclusively in cash for which an adjustment was effected pursuant to Section 10.04(d) hereof or that are regular, quarterly cash dividends that do not exceed the Initial Dividend Threshold in effect on the Ex-Dividend Date for such dividend; and
     (C) Spin-offs for which an adjustment was effected pursuant to Section 10.04(c)(ii) hereof, then the Conversion Rate will be adjusted based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder will receive, for each $1,000 principal amount of Notes held on the Ex-Dividend Date for such distribution, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of indebtedness, assets or property, rights, options or warrants or other securities that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.04(c)(i) by reference to the actual or when issued trading market for any securities, it will in doing so consider the prices in such market over the same period used above in computing the average of the Last Reported Sale Prices of the Common Stock.

     Any increase in the Conversion Rate made under this Section 10.04(c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights, options or warrants are not exercised before their expiration date, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (ii) With respect to an adjustment pursuant to this Section 10.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate or business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the spin-off) on a national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
Any adjustment to the Conversion Rate as a result of a Spin-Off will occur on the last day of the Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off; provided that if a Holder converts a Note and the first VWAP Trading Day of the Settlement Averaging Period for such Note occurs after the effective date for a Spin-Off but during the Valuation Period for such Spin-Off, the reference in the above definition of “Valuation Period” to 10 Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed since, and including, the effective date of such Spin-Off but before the first Trading Day of the Settlement Averaging Period. If one or more VWAP Trading Days of any Settlement Averaging Period for any Note occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the effective date for such Spin-Off, such Settlement Averaging Period will be suspended on the first such VWAP Trading Day and will resume on the second Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “Valuation Period” to 10 Trading Days deemed replaced with a reference to one (1) Trading Day.
     If the Company distributes to all or substantially all holders of the Common Stock rights, options or warrants to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances) and, until the occurrence of a specified event or events (a “Trigger Event”), such rights, options or warrants: (1) are not exercisable; (2) are deemed to be transferred with shares of the Common Stock; and (3) are issued on future issuances of the Common Stock, then such rights, options or warrants will be deemed not to have been distributed for purposes of this Section 10.04(c), and no adjustment to the Conversion Rate under this Section 10.04(c) will be required until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants will be deemed to have been distributed and an adjustment (if any is required) to the Conversion Rate will be made under this Section 10.04(c). If any such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets upon the occurrence of certain events, then the date of the occurrence of any and each such event will be deemed to be the date of an additional distribution and the Ex-Dividend Date of such deemed distribution, and the original rights, options or warrants will be deemed to immediately terminate and expire without exercise. In addition, if an adjustment to the Conversion Rate was made under this Section 10.04(c) and such adjustment was calculated counting any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event with respect to such rights, options or warrants, then (1) if any such rights, options or warrants have all been redeemed or repurchased without exercise, upon such redemption or repurchase (x) the Conversion Rate will be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate will immediately be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by holders of the Common Stock for such rights, options or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) if any such rights, options or warrants have expired or been terminated without exercise, the Conversion Rate will be readjusted as if such unexercised rights, options or warrants had not been issued.
     For the purposes of this Section 10.04(c) and subsections (a) and (b) of this Section 10.04, any dividend or distribution to which this Section 10.04(c) applies and which dividend or distribution also includes one or both of:
     (A) a dividend or distribution of shares of Common Stock to which Section 10.04(a) hereof applies (a “Clause A Distribution”); or
     (B) a dividend or distribution of rights, options or warrants to which Section 10.04(b) hereof applies (a “Clause B Distribution”);
(any such distribution, a “Multi-Clause Distribution”) then (1) the portion of such Multi-Clause Distribution that is not a Clause A Distribution or a Clause B Distribution will be deemed to be a dividend or distribution to which this Section 10.04(c) applies (a “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.04(c) with respect to such Clause C Distribution will be made, (2) the portion of such Multi-Clause Distribution that is a Clause B

Distribution, if any, will be deemed to be distributed immediately following the Clause C Distribution, and any Conversion Rate adjustment required by Section 10.04(b) hereof with respect to such Clause B Distribution will be made, and (3) the portion of such Multi-Clause Distribution that is a Clause A Distribution, if any, will be deemed to be distributed immediately following the Clause B Distribution or Clause C Distribution, as applicable, and any Conversion Rate adjustment required by Section 10.04(a) hereof with respect to such Clause A Distribution will be made, except, if determined by the Company, (I) the “Ex-Dividend Date” of each of the Clause A Distribution, if any, and the Clause B Distribution, if any, for such Multi-Clause Distribution will be deemed to be the Ex-Dividend Date of the Clause C Distribution for such Multi-Clause Distribution and (II) (x) any shares of Common Stock included in the Clause B Distribution, if any, will be deemed not to be “outstanding immediately prior to the Opening of Business on such Ex-Dividend Date” within the meaning of Section 10.04(b) hereof, and (y) any shares of Common Stock included in the Clause A Distribution, if any, will be deemed not to be “outstanding immediately prior to the Opening of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 10.04(a) hereof or “outstanding immediately prior to the Opening of Business on such Ex-Dividend Date” within the meaning of Section 10.04(b) hereof.
     (d) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock other than a regular, quarterly cash dividend that does not exceed $0.24 per share (as adjusted from time to time as provided herein, the “Initial Dividend Threshold”), the Conversion Rate will be increased based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=	the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold will be deemed to be zero; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided, however, that no adjustment will be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate under this Section 10.04(d) or Section 10.05 hereof.
     Such adjustment will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is declared but not so paid or made, the Conversion Rate will again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder will receive, at the same time and upon the same terms as holders of the Common Stock, for each $1,000 principal amount of Notes held on the Ex-Dividend Date for such cash dividend or distribution, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on such Ex-Dividend Date.
     (e) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (as it may be amended), the Conversion Rate will be increased based on the following formula:
     where

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Offer Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Offer Valuation Period;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires (the “Offer Valuation Period”).
Any adjustment to the Conversion Rate pursuant to this Section 10.04(e) will occur at the Close of Business on the last Trading Day of the Offer Valuation Period, but will be given effect on the Trading Day next succeeding the expiration date for the relevant tender or exchange offer; provided that if a Holder converts a Note and the first VWAP Trading Day of the Settlement Averaging Period for such Note occurs after the first Trading Day of the Offer Valuation Period for any tender or exchange offer, but during the Offer Valuation Period for such tender or exchange offer, the reference in the above definition of “Offer Valuation Period” to 10 Trading Days will be deemed replaced with such lesser number of Trading Days as have elapsed since the first Trading Day of the Offer Valuation Period and the first VWAP Trading Day of such Settlement Averaging Period; provided, further, that if at least one VWAP Trading Day of any Settlement Averaging Period occurs on or before the first Trading Day immediately succeeding the expiration date for any tender or exchange offer and at least one VWAP Trading Day of such Settlement Averaging Period occurs on or after the first Trading Day immediately succeeding such expiration date, such Settlement Averaging Period will be suspended on the first Trading Day immediately following such expiration date and will resume on the second Trading Day immediately following such expiration date, with the reference in the above definition of “Offer Valuation Period” to 10 Trading Days deemed replaced with a reference to one (1) Trading Day. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate will again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     (f) Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 will cause an adjustment to the Conversion Rate as so adjusted, without duplication.
     (g) Adjustments Not Yet Effective. If a Holder converts a Note and, on any VWAP Trading Day during the Settlement Averaging Period for such Note, any event that requires an adjustment to the Conversion Rate pursuant to Sections 10.04(a) through (e) hereof has occurred, but will not result in an adjustment for such VWAP Trading Day for such Holder, the Company will adjust the amount of cash deliverable to such Holder as the Daily Settlement Amount for such VWAP Trading Day in a manner that appropriately reflects the relevant distribution or transaction requiring adjustment.
     (h) Other Adjustments. Whenever a provision of this Indenture requires the calculation of Last Reported Sale Prices, Daily VWAPs or any functions thereof over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the

Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which Last Reported Sale Prices, Daily VWAPs or functions thereof are to be calculated.
     (i) Restrictions on Adjustments. Except as a result of a reverse share split, share combination, or readjustment resulting from dividends or distributions having been declared but not paid or made, readjustments resulting from distributed rights, options or warrants not being exercised prior to their expiration or termination and readjustments resulting from distributions or deemed distributions of contingent rights, options or warrants that were redeemed or repurchased without being exercised prior to their expiration or termination, in no event will the Conversion Rate be adjusted downward pursuant to Sections 10.04(a), (b), (c), (d), or (e) hereof. Notwithstanding any of the foregoing, the Conversion Rate will not be adjusted:
          (i) upon the issuance of:
     (A) any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (B) any shares of Common Stock or options or rights to purchase Common Stock pursuant to any present or future benefit plan or program or employee agreement or arrangement of, or assumed by, the Company or any of its Subsidiaries; or
     (C) any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) above and outstanding as of the date the Notes were first issued;
          (ii) for any change in the par value of the Common Stock;
          (iii) for a tender offer solely to holders of fewer than 100 shares of the Common Stock; or
          (iv) for accrued and unpaid interest (including Additional Interest, Special Interest or Extension Fee), if any, on the Notes.
     (j) Notices.
     Upon the public announcement of any event that will require the Company to make an adjustment to the Conversion Rate pursuant to this Section 10.04, the Company will deliver to each Holder, the Trustee and the Conversion Agent a written notice, which notice will include (i) a brief description of such event, (ii) the date on which the Company anticipates that such event will occur, (iii) the date on which the Company anticipates that the adjustment to the Conversion Rate will become effective, and (iv) if any record date, expiration date, Ex-Dividend Date or effective date is applicable to such event, such record date, expiration date, Ex-Dividend Date or effective date. Neither the failure to give such notice, nor any defect therein, will affect the legality or validity of such action by the Company.

     Whenever the Company adjusts the Conversion Rate pursuant to this Section 10.04, the Company will promptly deliver to each Holder a written notice, which notice will include (i) a brief description of the event requiring adjustment to the Conversion Rate pursuant to this Section 10.04, (ii) the effective date of such adjustment, (iii) the Conversion Rate in effect after such adjustment is made and (iv) a schedule explaining, in reasonable detail, how the Company calculated such adjustment. On the same day the Company delivers such notice to each Holder, the Company will deliver to the Trustee, the Paying Agent and the Conversion Agent, an Officers’ Certificate that includes all of the information contained in such notice, which Officers’ Certificate each of the Trustee, the Paying Agent and the Conversion Agent may treat as conclusive evidence that the adjustment specified in such Officers’ Certificate is correct and will be in effect as of the effective date specified in such Officers’ Certificate. The failure to deliver such notice will not affect the legality or validity of any such adjustment.
     (k) Certain Definitions. For purposes of this Section 10.04, (A) the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but (B) so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company,
     For purposes of this Section 10.04, the term “effective date” will mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the transaction.
     Section 10.05 Voluntary Adjustments.
     (a) Best Interest Increases. The Company may, from time to time, to the extent permitted by law, increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is in the best interest of the Company, (ii) such increase is in effect for a period of at least 20 Business Days, and (iii) during such period, such increase is irrevocable.
     (b) Tax-Related Increases. The Company may (but is not required to) increase the Conversion Rate if the Board of Directors determines that such increase is advisable to avoid or diminish any income tax imposed on holders of the Common Stock or rights to purchase the Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) or similar event treated as such for income tax purposes.
     (c) Notices. Whenever the Board of Directors determines that the Company will increase the Conversion Rate pursuant to this Section 10.05, the Company will mail to each Holder notice of such increase at least 20 Business Days before such increase will take effect, which notice will state the increase to be made and the period during which such increase will be in effect.
     Section 10.06 Adjustments Upon Certain Fundamental Changes.
     (a) General. If a Make-Whole Fundamental Change occurs and a Holder converts its Notes “in connection” with such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 10.06, increase the Conversion Rate for such Notes by the number of additional shares of Common Stock (the “Additional Shares”) described in this Section 10.06. For purposes of this Section 10.06, a conversion of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice for such Notes is surrendered to the Conversion Agent during the period beginning on, and including, the effective date of such Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Effective Date”) and ending on, and including, the earlier of (i) the second Scheduled Trading Day immediately preceding the Maturity Date and (ii)(A) if such Make-Whole Fundamental Change is a Fundamental Change, the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change, and (B) if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Trading Day immediately following the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change. Whenever any Make-Whole Fundamental Change occurs, on or prior to the fifth Business Day immediately following the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change, the Company will deliver to each Holder notice of such Make-Whole Fundamental Change and its Make-Whole Fundamental Change Effective Date and issue a press release containing the same.
     (b) Determination of Additional Shares. The number of Additional Shares by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below and will be based on the Make-Whole Fundamental Change Effective Date and the Stock Price for such Make-Whole Fundamental Change.
     (c) Adjustment of Stock Prices and Additional Shares. The Stock Prices set forth in the first row (i.e., the column headers) of the table set forth below will be adjusted on each date on which the Conversion Rate is adjusted pursuant to Section 10.04. The adjusted Stock Prices will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the share price adjustment, and the denominator of which is the Conversion Rate in effect immediately after the adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Conversion Rate (other than by operation of an adjustment to the Conversion by adding Additional Shares).
     (d) Additional Shares Table. The following table sets forth hypothetical Make-Whole Fundamental Change Effective Dates, Stock Prices and the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts a Note in connection with a Make-Whole Fundamental Change having such Make-Whole Fundamental Change Effective Date and Stock Price.

Stock Price
Make-Whole
Fundamental Change
Effective Date	$38.35	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00
March 29, 2010	5.3807	4.8933	2.9087	1.9082	1.3537	1.0195	0.8023	0.6516	0.5412	0.4567
April 1, 2011	5.3807	4.9535	2.7840	1.7345	1.1826	0.8673	0.6720	0.5416	0.4488	0.3788
April 1, 2012	5.3807	4.9389	2.5619	1.4757	0.9465	0.6681	0.5080	0.4070	0.3376	0.2863
April 1, 2013	5.3807	4.8388	2.1995	1.0976	0.6288	0.4169	0.3105	0.2493	0.2089	0.1792
April 1, 2014	5.3807	4.5277	1.5226	0.5021	0.2083	0.1264	0.0978	0.0824	0.0712	0.0621
April 1, 2015	5.3807	4.3051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     (e) Use of Additional Shares Table. If the Stock Price and/or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:
     (i) if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table, then the number of Additional Shares by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with such Make-Whole Fundamental Change will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices listed in the table and the earlier and later Make-Whole Fundamental Change Effective Dates listed in the table, as applicable, based on a 365-day year;
     (ii) if the Stock Price is greater than $120.00 per share, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table, the Conversion Rate will not be adjusted; and
     (iii) if the Stock Price is less than $38.35 per share, subject to adjustment in the same manner and at the same time as the Stock Prices listed in the table, the Conversion Rate will not be adjusted.
Notwithstanding the foregoing, in no event will the Conversion Rate exceed 26.0756 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.04 hereof.
     (f) Settlement or Conversion. If a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle such conversion of such Note in accordance with Section 10.03 hereof; provided, however, that notwithstanding anything to the contrary in Section 10.03 hereof, if a Holder converts a Note in connection with a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change in Section 1.01 hereof in which the holders of the Common Stock receive only cash in consideration for their shares of Common Stock, the Company will settle such conversion by delivering to such Holder, on the third Business Day immediately following the Conversion Date for such Note, an amount of cash, for each $1,000 principal amount of such Note converted, equal to the product of (i) the Conversion Rate on the Conversion Date for such Note (including any Additional Shares added to such Conversion Rate pursuant to this Section 10.06) and (ii) the Stock Price for such Make-Whole Fundamental Change.
     Section 10.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
     (a) General. If any of the following events occur:
     (1) any recapitalization, reclassification or change of the Company’s Common Stock (other than changes resulting from a subdivision or combination or changes in par value);
     (2) any consolidation, merger or combination involving the Company;
     (3) any sale, lease or other transfer to a third party of the assets of the Company and its Subsidiaries substantially as an entirety; or
     (4) any statutory share exchange;
and, in each case, as a result of which the Common Stock would be converted into, exchanged for, reclassified or changed into, stock, other securities, or other property or assets (including cash or any combination thereof) (each such event, a “Merger Event,” and, for any Merger Event, the “Reference Property” for such Merger Event), then, on or before the effective date of such Reorganization Event, the Company and the resulting, surviving or transferee Person (if other than the Company) of such Merger Event (the “Merger Successor Corporation”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 9.03 hereof, which supplemental indenture will (i) comply with the TIA as in force on the date such supplemental indenture is executed (if such supplemental indenture is required by law to so comply) and (ii) provide that the Notes will remain convertible into cash as set forth in this Indenture, except that, on and after the effective date of such Merger Event:
               (A) the Daily VWAP for any VWAP Trading Day will be determined based on the amount and kind of Reference Property for such Merger Event that a holder of one share of the Common Stock immediately prior to such Merger Event would have owned or been entitled to receive upon the occurrence of such Merger Event, or, if holders of the Common Stock were entitled to elect to receive more than one type and amount of Reference Property, the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively made such election (a “Unit of Reference Property” for such Merger Event);
               (B) each reference to the “Last Reported Sale Price of the Common Stock” will be deemed to be replaced by a reference to the “Last Reported Sale Price of a Unit of Reference Property”;

               (C) the Initial Dividend Threshold will equal:
                    (1) if the Reference Property for such Merger Event is composed in whole or in part of common stock (“Merger Common Stock”), the product of (i) the Initial Dividend Threshold in effect immediately prior to the effective date of such Merger Event and (ii) the fraction, (X) the numerator of which equals the average of the Last Reported Sale Prices (determined as if references to “the Common Stock” in the definition of “Last Reported Sale Price” in Section 1.01 hereof were references to the “Merger Common Stock” for such Merger Event) during the Merger Valuation Period for such Merger Event, and (Y) the denominator of which equals the average of the Last Reported Sale Prices for the Common Stock over the Merger Valuation Period for such Merger Event; and
                    (2) otherwise, zero; and
               (D) if a Unit of Reference Property does not consist solely of one type of common stock that is listed on a U.S. national or regional securities exchange, the adjustments to the Conversion Rate provided in Section 10.04 hereof will be modified by the Board of Directors to provide the Holders with adjustments that have an economic effect on the Holders as nearly equivalent as practicable to the economic effect the adjustments provided by Section 10.04 hereof had on the Holders before such Merger Event.
     If the Reference Property for a Merger Event includes shares of stock or other securities or assets of a Person other than the Merger Successor Corporation for such Merger Event, then such other company will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders.
     (b) Notices.
          (i) As soon as practicable upon learning the anticipated or actual effective date of any Merger Event, the Company will deliver written notice of such Merger Event to each Holder. Such Notice will include:
     (A) a brief description of such Merger Event;
     (B) the Conversion Rate in effect on the date the Company delivers such notice;
     (C) the anticipated effective date for the Merger Event;
     (D) that, on and after the effective date for the Merger Event, the Notes will be convertible into cash based on the value of a Unit of Reference Property in lieu of the value of the shares of Common Stock; and
     (E) the composition of a Unit of Reference Property for such Merger Event.

          (ii) As promptly as practicable after executing a supplemental indenture in accordance with Section 10.07(a) hereof, the Company will:
               (A) file with the Trustee an Officers’ Certificate briefly describing the reasons therefor, the composition of a Unit of Reference Property for such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent under this Indenture to such Merger Event have been complied with; and
               (B) cause to be mailed to each Holder, at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, a notice of the execution of such supplemental indenture and the composition of a Unit of Reference Property for such Merger Event; provided that the failure to deliver such notice to any Holder will not affect the validity or legality of such supplemental indenture.
     (c) Successive Merger Events. The provisions of this Section 10.07 will apply successively to successive Merger Events.
     (d) Compliance Covenant. The Company will not become a party to any Merger Event unless its terms are consistent with this Section 10.07.
     Section 10.08 Responsibility of Trustee. The Trustee and any other Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor any Conversion Agent will be responsible for any failure of the Company to deliver cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 hereof relating to the amount of cash receivable by Holders upon the conversion of their Notes after any Merger Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 hereof, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officers’ Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee will have no responsibility to determine if a Supplemental Indenture must be entered into pursuant to Section 10.07.
ARTICLE 11
PAYMENT OF INTEREST
     Section 11.01 Payment of Interest. The Company will pay interest on the Notes at a rate of 4.5% per annum from March 29, 2010. Interest will be payable semi-annually in arrears on

April 1 and October 1 of each year, or, if any such day is not a Business Day, the immediately following Business Day, commencing October 1, 2010 (each such payment date, an “Interest Payment Date”). Interest payable on any Note on an Interest Payment Date will be paid to the Holder of such Note as of the Close of Business on the March 15 or the September 15 (each, a “Record Date”), as the case may be, immediately preceding such Interest Payment Date, regardless of whether such Note is converted after such Record Date. The amount of interest payable on a Note on any Interest Payment Date will include all interest accrued on such Note from March 29, 2010 or the most recent date on which interest has been paid on such Note or duly provided for; provided, however, that interest on a Note will cease to accrue upon maturity, the conversion of such Note or the repurchase of such Note by the Company upon the occurrence of a Fundamental Change. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
     Section 11.02 Default Interest.
     (a) General. Whenever any amount payable on a Note (including, the principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to, and interest (including Additional Interest, Special Interest and the Extension Fee) on, such Note) has become due and payable, but the Company fails to punctually pay or duly provide for such amount (a “Defaulted Amount”), such Defaulted Amount will forthwith cease to be payable to the Holder of such Note on the relevant payment date by virtue of its having been due such payment on such payment date, but will instead, to the extent permitted under applicable law, accrue interest (“Default Interest”) at a rate equal to 1.00% per annum from, and including, such payment date and to, but excluding, the date on which such Defaulted Amount is paid by the Company in accordance with either clause (i) or (ii) below.
          (i) The Company may elect to make payment of any Defaulted Amount and Default Interest on such Defaulted Amount to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on a special record date for the payment of such Defaulted Amounts and such Default Interest (a “Special Record Date”) fixed in accordance with the following procedures.
     (A) At least 30 days before the date on which the Company proposes to pay Defaulted Amounts and Default Interest, the Company will deliver to the Trustee written notice of (I) the proposed payment date for such Defaulted Amounts and Default Interest and (II) the aggregate amount of such Defaulted Amounts and Default Interest to be paid on such proposed payment date.
     (B) Simultaneously with delivering such notice to the Trustee, the Company will either (I) deposit with the Trustee an amount of money equal to the aggregate amount of the Defaulted Amounts and Default Interest to be paid on such proposed payment date, or (II) take other actions reasonably satisfactory to the Trustee for the deposit of such aggregate amount prior to the date of the proposed payment, which amount the Trustee will in either case, upon deposit, hold in trust for the benefit of the Persons entitled to such Defaulted Amounts and Default Interest under this Section 11.02(a)(i).

     (C) Upon the Company’s depositing such aggregate amount or taking other actions reasonably satisfactory to the Trustee for the deposit of such aggregate amount, the Trustee will promptly fix a Special Record Date for the payment of such Defaulted Amounts and Default Interest, which Special Record Date will be not more than 15 days and not less than 10 days prior to the proposed payment date, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment, and notify the Company of the Special Record Date. The Trustee will then, in the name and at the expense of the Company, deliver notice to each Holder specifying such Special Record Date and the date on which such Defaulted Amounts and Default Interest will be paid by the Company.
     (D) After such notice has been delivered by the Trustee, such Defaulted Amounts and Default Interest will be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the Close of Business on such Special Record Date and such aggregate amount will no longer be payable pursuant to the following clause (ii) of this Section 11.02(a)(i).
               (ii) The Company may make payment of any Defaulted Amounts and Default Interest on such Defaulted Amounts in any other lawful manner that is not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes are then listed (or, if applicable, have been listed) or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment will be deemed practicable by the Trustee.
     (b) Interest Rights Preserved. Subject to the foregoing provisions of this Section 11.02 and, to the extent applicable, Sections 2.09 and 2.12 hereof, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
ARTICLE 12
MISCELLANEOUS
     Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision will control.
     Section 12.02 Notices. Any request, demand, authorization, notice, waiver, consent or communication will be in writing and delivered in Person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission or other similar means of unsecured electronic methods to the following:

if to the Company:

Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, California 92610-2831
Facsimile: (949) 614-1930
Attn: Chief Financial Officer

if to the Trustee, Registrar, Paying Agent or Conversion Agent:

Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor
MAC CODE: E2818-176
Los Angeles, CA 90017
Attention: Corporate Trust Department
     The Company or the Trustee, by notice given to the other in the manner provided above, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication given to a Holder will be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and will be deemed given on the date of such mailing.
     Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.
     If the Company mails a notice or communication to the Holders, it will, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.
     If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company will also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.
     Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else will have the protection of TIA Section 312(c).
     Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

     (a) an Officers’ Certificate stating that, in the judgment of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel stating that, in the judgment of such counsel, all such conditions precedent relating to the proposed action (to the extent of legal conclusions) have been complied with.
     Section 12.05 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition (except for such Officers’ Certificate required to be delivered pursuant to Section 4.05 hereof) provided for in this Indenture will include:
     (a) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements, judgments or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (c) a statement that, in the judgment or opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed judgment or opinion to whether or not such covenant or condition has been complied with; and
     (d) a statement that, in the judgment or opinion of such Person, such covenant or condition has been complied with.
     Section 12.06 Separability Clause. In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
     Section 12.07 Rules by Trustee. The Trustee may make reasonable rules for action by, or a meeting of, Holders.
     Section 12.08 Governing Law and Waiver of Jury Trial. THE INDENTURE AND EACH NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
     Section 12.09 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder will waive and release all such liability. The waiver and release will be part of the consideration for the issue of the Notes.
     Section 12.10 Calculations. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, Daily VWAPs, Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.
     The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent will be entitled to rely conclusively upon the accuracy of such calculations without independent verification. If any Holder requests from the Trustee a copy of such schedule, the Trustee will promptly forward a copy of such schedule to such Holder.
     All calculations will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.
     Section 12.11 Successors. All agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.
     Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF will be deemed to be their original signatures for all purposes.
     Section 12.13 Table of Contents; Headings. The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.
     Section 12.14 Force Majeure. The Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such person (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).
     Section 12.15 Submission to Jurisdiction. The Company: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.
     Section 12.16 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no interest will accrue for the period from and after such date.
Section 12.17 No Security Interest Created. Except as provided in Section 7.07 hereof, nothing in this Indenture or in the Notes, expressed or implied, will be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 12.18 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 12.19 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

     IN WITNESS WHEREOF, Kaiser Aluminum Corporation has caused this Indenture to be duly executed as a deed the day and year first before written.

KAISER ALUMINUM CORPORATION

By:	/s/ Daniel J. Rinkenberger
Name:	Daniel J. Rinkenberger
Title:	Senior Vice President and Chief Financial Officer
[Signature Page to Indenture]

     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture as of the day and year first before written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, Paying Agent, Registrar and Conversion Agent

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President
[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
[FORM OF FACE OF NOTE]
     [Include the following legend for Global Notes only (the “Global Notes Legend”):]
     THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
     NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS GLOBAL NOTE OR A BENEFICIAL INTEREST HEREIN.
     [Include the following legend on all Notes that are Restricted Notes (the “Restricted Notes Legend”):]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO KAISER ALUMINUM CORPORATION; OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.:	[ ]

CUSIP: 483007 AA8*

ISIN: US48.007AA82
Principal Amount $[                    ]
[as revised by the Schedule of Increases
and Decreases in the Global Note attached hereto]1
Kaiser Aluminum Corporation
4.5% Cash Convertible Senior Notes due 2015
     Kaiser Aluminum Corporation, a Delaware corporation, promises to pay to [           ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[           ] on April 1, 2015 (the “Maturity Date”).
     Interest Payment Dates: April 1 and October 1.
     Record Dates: March 15 and September 15.
     Additional provisions of this Note are set forth on the other side of this Note.

*	At such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number 483007 AB6.

[1]	Include for Global Notes only.

Kaiser Aluminum Corporation

By:
Name:	Dan Rinkenberger
Title:	Senior Vice President and Chief Financial Officer
Dated:
[Signature Page to Cash Convertible Senior Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Title:	Authorized Signatory
[Signature Page to Cash Convertible Senior Note]

[FORM OF REVERSE OF NOTE]
KAISER ALUMINUM CORPORATION
4.5% Cash Convertible Senior Notes due 2015
     This Note is one of a duly authorized issue of notes of Kaiser Aluminum Corporation (the “Company”), designated as its 4.5% Cash Convertible Senior Notes due 2015 (the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of March 29, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture, and the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.
1. Interest.
     This Note will bear cash interest at the rate of 4.5% per annum. Interest on this Note will accrue from the Issue Date or from the most recent date to which interest has been paid or provided for. Interest will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2010. Each payment of cash interest on this Note will include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the Issue Date) through the day before the applicable Interest Payment Date.
     Pursuant to Section 4.04 of the Indenture, in certain circumstances, the Company will pay Additional Interest or Special Interest on this Note.
     Pursuant to Section 6.04 of the Indenture, in certain circumstances, the Company will pay an Extension Fee on this Note.
     Pursuant to Section 11.02 of the Indenture, in certain circumstances, the Company will pay Default Interest on this Note.
2. Method of Payment.
     The Company will promptly make all payments in respect of this Note on the dates and in the manner provided herein and in the Indenture. Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Notes at the office or agency designated by the Company for such purpose. Interest on Definitive Notes will be made by check or by wire transfer, as described in Sections 2.04 and 11.01 of the Indenture. All payments on this Note will be made in money of the United States that at the time of payment is legal tender for payment of public and private debts.
3. Paying Agent, Conversion Agent and Registrar.

     Initially, Wells Fargo Bank, National Association, will act as the Trustee, Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the United States of America, which will initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as Paying Agent, Conversion Agent or Registrar.
4. Repurchase By the Company at the Option of the Holder upon a Fundamental Change.
     At the option of the Holder, and subject to the terms and conditions of the Indenture, upon the occurrence of a Fundamental Change, each Holder will have the right, at its option, to require the Company to repurchase for cash all of its Notes, or any portion of its Notes in principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, at a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes to be purchased plus accrued and unpaid interest (including Additional Interest, Special Interest and the Extension Fee), if any, to but excluding, the Fundamental Change Repurchase Date. To exercise its purchase right, a Holder must comply with the procedures set forth in Article 3 of the Indenture.
5. Conversion.
     Subject to and upon compliance with the provisions set forth in the Indenture (including, the conditions to conversion set forth in Section 10.01 of the Indenture), a Holder of this Note has the right, at such Holder’s option, to convert the principal amount hereof or any portion of such principal amount that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash based on the Conversion Rate in effect on the Conversion Date for this Note. The Conversion Rate will initially equal 20.6949 shares of Common Stock per $1,000 and is subject to adjustment as described in the Indenture.
6. Denominations; Transfer; Exchange.
     The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Note to be repurchased in part, the portion of the Note not to be repurchased) or in respect of which a Conversion Notice has been given (except, in the case of a Note to be converted in part, the portion of the Note not to be converted).
7. Amendment, Supplement and Waiver.
     Subject to certain exceptions, the Indenture permits the Indenture and the Notes to be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. In certain circumstances, the Company and the Trustee may also amend or supplement the Indenture or the Notes without the consent of any Holder. Subject to certain exceptions, the Indenture permits the waiver of certain Events of Default or the noncompliance with certain provisions of the Indenture and of the Notes with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.
8. Defaults and Remedies.
     Subject to the following paragraph, if an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately by delivering notice to the Company. In addition, certain specified Events of Default will cause the Notes to become immediately due and payable without further action by the Holders.
     If the Company so elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with the reporting obligations under Section 4.04 of the Indenture, will for the 180 days after the occurrence of such Event of Default, consist exclusively of the right to receive an Extension Fee on the principal amount of the Notes.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Subject to certain exceptions, the Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest.
9. Persons Deemed Owners.
     The registered Holder of this Note may be treated as the owner of this Note for all purposes.
10. Unclaimed Money or Notes.
     The Trustee and the Paying Agent will return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.
11. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not the Trustee.
12. Calculations in Respect of Notes.

     The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices, Daily VWAPs, Daily Settlement Amounts, any accrued interest payable on the Notes and the Conversion Rate in effect on any Conversion Date.
     The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Notes. The Company will provide to each of the Trustee and Conversion Agent schedule of its calculations, and each of the Trustee and Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.
13. No Recourse Against Others.
     A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
14. Authentication.
     This Note will not be valid until an authorized signatory of the Trustee manually signs the Trustee’s certificate of authentication on the other side of this Note.
15. Abbreviations.
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
16. GOVERNING LAW.
     THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
17. CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in any notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, California 92610-2831
Attn: Chief Financial Officer

ASSIGNMENT FORM
KAISER ALUMINUM CORPORATION
4.5% CASH CONVERTIBLE SENIOR NOTES DUE 2015
To assign this Note, fill in the form below:
I or we assign and transfer this Note

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

CONVERSION NOTICE
KAISER ALUMINUM CORPORATION
4.5% CASH CONVERTIBLE SENIOR NOTES DUE 2015
To convert this Note into cash based on the value of the number of shares of the Common Stock equal to the Conversion Rate, check the box ☐
To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000 in excess thereof):
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

FUNDAMENTAL CHANGE REPURCHASE NOTICE
Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor
MAC CODE: E2818-176
Los Angeles, CA 90017
Attention: Corporate Trust Department
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Kaiser Aluminum Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is equal to $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not occur during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

Certificate Number:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[Include for Global Note]
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE
Initial Principal Amount of Global Note:

	Amount of Increase	Amount of	Principal Amount
	in Principal	Decrease in	of Global Note	Notation by
	Amount of Global	Principal Amount	After Increase or	Registrar or Note
Date	Note	of Global Note	Decrease	Custodian

EXHIBIT B
FORM OF TRANSFER CERTIFICATE
KAISER ALUMINUM CORPORATION
4.5% CASH CONVERTIBLE SENIOR NOTES DUE 2015
Transfer Certificate
     In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $                      principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:
     ☐ A transfer of the Surrendered Notes is made to the Company; or
     ☐ The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or
     ☐ The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or
     ☐ The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.
Date:
By:
     (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)
Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

B-1

EXHIBIT C
FORM OF FREE TRANSFERABILITY CERTIFICATE
Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor
MAC CODE: E2818-176
Los Angeles, CA 90017
Attention: Corporate Trust Department
Re: CUSIP 483007 AA
Dear Sir/Madam:
     Whereas the 4.5% Cash Convertible Senior Notes due 2015 of Kaiser Aluminum Corporation (the “Notes”) have become freely tradable without restriction by non-affiliates of Kaiser Aluminum Corporation (the “Company”) pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended, in accordance with Section 2.11 of the indenture, dated as of March 29, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, pursuant to which the Notes were issued, the Company hereby instructs you that:
(i)	the restrictive legends described in Section 2.10 of the Indenture and set forth on the Notes will be deemed removed from the Global Notes representing such securities, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders; and

(ii)	the Restricted Notes CUSIP number will be deemed removed from the global notes and replaced with the Unrestricted Notes CUSIP number set forth therein, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of holders.
     Capitalized terms used but not defined herein have the meanings set forth in the Indenture.

Very truly yours,

Kaiser Aluminum Corporation

By:
Name:
Title:

C-1